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                                                                    Exhibit 2.02

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of October 24, 1995 (the "AGREEMENT DATE") by and between Intuit Inc., a Delaware corporation ("INTUIT"), and GALT Technologies, Inc., a Pennsylvania corporation ("GALT").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions of this Agreement, a Delaware corporation to be designated by Intuit that is a wholly-owned subsidiary of Intuit ("INTUIT SUB") shall be merged with and into GALT in a statutory merger (the "MERGER"), with GALT to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and applicable law.

         B. The Merger is intended to be a tax-free plan of reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and is intended by the parties to qualify for "pooling of interests" accounting treatment.

         C. Upon the effectiveness of the Merger, all the capital stock of GALT ("GALT CAPITAL STOCK") outstanding immediately prior thereto shall be converted into shares of the common stock of Intuit plus cash for eliminated fractional shares, the employee stock options to purchase shares of GALT common stock that are outstanding immediately prior to the Effective Time under GALT's 1995 Stock Option Plan shall be assumed by Intuit and converted into options to purchase Intuit common stock as provided herein and Intuit Sub shall be merged with and into GALT, all as provided herein.

         NOW, THEREFORE, in consideration of the facts set forth in the foregoing recitals and the agreements and conditions set forth herein, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 The "MERGER" shall mean the merger of Intuit Sub with and into GALT (or, if Intuit so elects pursuant to Section 2.11 hereof, the merger of GALT with and into Intuit Sub) contemplated by this Agreement.

         1.2 "EFFECTIVE TIME" means the time and date on which an Agreement of Merger in substantially the form of Exhibit A hereto (the "AGREEMENT OF MERGER") regarding the Merger and conforming to the requirements of Section 252 of the Delaware General Corporation Law is filed with the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law and Articles of Merger regarding the Merger and conforming to the requirements of Section 1926 of the Pennsylvania Business Corporation Law (the "ARTICLES OF MERGER") are filed with the Pennsylvania Department of State pursuant to Section 1926 of the Pennsylvania Business Corporation Law and the Merger becomes effective under Delaware and Pennsylvania law.
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         1.3 "INTUIT COMMON STOCK" means the Common Stock, $0.01 par value, of
Intuit.

         1.4 "INTUIT PRICE PER SHARE" means $47.275, which is the average of the closing prices of Intuit Common Stock as quoted on the Nasdaq National Market System and reported in The Wall Street Journal for the ten (10) trading days ending on (and inclusive of) October 18, 1995.

         1.5 "GALT COMMON STOCK" means the Common Stock, $0.01 par value, of
GALT.

         1.6 "GALT SERIES A PREFERRED STOCK" means the Series A Participating Preferred Stock, $0.01 par value, of GALT.

         1.7 "GALT STOCK" means GALT Common Stock and GALT Series A Preferred Stock, collectively.

         1.8 "GALT OPTIONS" means options to purchase GALT Common Stock from GALT granted by GALT to GALT employees under GALT's 1995 Stock Option Plan (the "GALT OPTION PLAN").

         1.9 "GALT DERIVATIVE SECURITIES" means, collectively, (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of GALT ("GALT WARRANTS"); (b) any note, evidence of indebtedness, stock or other security that is convertible into or exchangeable for any shares of the capital stock of GALT or any GALT Warrant ("GALT CONVERTIBLE SECURITY"); and (c) any, warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any GALT Convertible Security or any GALT Warrant; provided, however, that the term "GALT Derivative Securities" does not include any GALT Options.

         1.10 "FULLY DILUTED GALT SHARES" means that number of shares of GALT Common Stock that is equal to the sum of: (a) the total number of shares of GALT Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the total number of shares of GALT Common Stock, if any, that are directly or indirectly ultimately issuable by GALT upon the exercise, conversion or exchange of all GALT Derivative Securities (including but not limited to shares of GALT Series A Preferred Stock) that are issued and outstanding immediately prior to the Effective Time (but excluding the shares of GALT Common Stock, if any, that are ultimately issuable upon the exercise of all GALT Options that are issued and outstanding immediately prior to the Effective
Time).

         1.11 "GALT DISSENTING SHARES" means any shares of GALT Stock that are held by a GALT shareholder as to which dissenter's rights to require the payment of the fair value of such shares as provided in Chapter 15 of the Pennsylvania Business Corporation Law have been duly and properly exercised and perfected.

         1.12 "GALT SERIES A PREFERENCE AMOUNT" means the sum of $334,459.77.

         1.13 "UNADJUSTED CONVERSION NUMBER" means the number equal to the fraction (a) whose numerator is the quotient obtained by dividing the Merger Amount (as defined below) by


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the number of shares of GALT Common Stock equal to the Fully Diluted GALT
Shares, and (b) whose denominator is the Intuit Price Per Share. As used herein, the "MERGER AMOUNT" shall initially mean the sum of Nine Million Dollars ($9,000,000), provided that the Merger Amount shall be subject to adjustment from time to time as provided in Sections 11.2 and 11.3 hereof, and upon each such adjustment, the adjusted Merger Amount shall become the Merger Amount.

         1.14 "GALT NON-INTUIT-RELATED REVENUE" means the aggregate amount of revenue recognized by GALT on the accrual method of accounting during the time period commencing on January 1, 1996 and ending on the last day of the last full calendar month preceding the Closing (such time period being hereinafter referred to as the "MEASURE PERIOD"), as determined in accordance with generally accepted accounting principles consistently applied, minus all Intuit-Related Revenue, as defined below. As used herein, the term "INTUIT-RELATED REVENUE" means all revenue recognized by GALT on the accrual method of accounting during the Measure Period that is derived in any manner from the Services Agreement dated of even date herewith to be entered into by and between Intuit and GALT concurrently with their execution of this Agreement, as determined in accordance with generally accepted accounting principles consistently applied.

         1.15 "ADJUSTMENT FACTOR" means the quotient obtained by dividing the GALT Non-Intuit-Related Revenue by the cumulative sum of the GALT Non-Intuit-Related Revenue projected to be recognized by GALT during the Measure Period as indicated in the GALT Revenue Projection Schedule attached hereto as
Exhibit 1.15; provided however, that the Adjustment Factor may not be less than one (1.00) or greater than one and eleven-hundredths (1.11) and accordingly, notwithstanding the foregoing, if the Adjustment Factor as calculated above would be a number less than one (1.00), then the Adjustment Factor shall be one (1.00) and if the Adjustment Factor as calculated above would be a number greater than one and eleven-hundredths (1.11), then the Adjustment Factor shall be one and eleven-hundredths (1.11).

         1.16 "ADJUSTED CONVERSION NUMBER" means the product obtained by multiplying the Unadjusted Conversion Number by the Adjustment Factor.

         1.17 "INTUIT MERGER SHARES" means the number of shares of Intuit Common Stock, as presently constituted, equal to the product obtained by multiplying the Adjusted Conversion Number by the number of shares of GALT Common Stock equal to the Fully Diluted GALT Shares.

         1.18 "INTUIT PREFERENCE SHARES" means that number of the Intuit Merger Shares that is equal to the number obtained by dividing the GALT Series A Preference Amount by the Intuit Price Per Share.

         1.19 "INTUIT PARTICIPATION SHARES" means that number of the Intuit Merger Shares remaining after the Intuit Preference Shares have been subtracted from the Intuit Merger Shares.

         1.20 "SERIES A PREFERENCE CONVERSION NUMBER" means that number obtained by dividing the Intuit Preference Shares by the total number of shares of GALT Series A Preferred Stock that are issued and outstanding immediately prior to the Effective Time.


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         1.21 "PARTICIPATION CONVERSION NUMBER" means that number obtained by dividing the number of Intuit Participation Shares by the number of Fully Diluted GALT Shares.

         1.22 "PREFERRED PARTICIPATION CONVERSION NUMBER" means that number obtained by multiplying the Participation Conversion Number by the number of shares of GALT Common Stock into which each share of GALT Series A Preferred Stock is convertible under GALT's Articles of Incorporation immediately prior to the Effective Time.

         Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

2.       PLAN OF REORGANIZATION

         Subject to the terms and conditions of this Agreement, at the Effective Time Intuit Sub shall be merged with and into GALT (unless Intuit elects otherwise pursuant to the provisions of Section 2.11 hereof), pursuant to this Agreement in accordance with applicable provisions of the laws of the State of Delaware and the Commonwealth of Pennsylvania, as follows:

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without the need for any action on the part of any holder of any shares of stock described below:

                  2.1.1 Cancellation of GALT Treasury Stock. Each share of GALT Stock (if any) held by GALT as treasury stock immediately prior to the Effective Time shall be canceled and no payment or other consideration whatsoever shall be made or paid with respect thereto.

                  2.1.2. Conversion of Intuit Sub Stock. Each share of the Common Stock of Intuit Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of GALT Common Stock which shall be issued and outstanding immediately after the Effective Time, and the shares of GALT Common Stock into which the shares of Intuit Sub are so converted shall be the only shares of GALT Stock that are issued and outstanding immediately after the Effective Time.

                  2.1.3. Conversion of GALT Stock. Each share of GALT Common Stock and each share of GALT Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any GALT Dissenting Shares as provided in Section 2.4) shall be converted into shares of Intuit Common Stock as follows, subject to the provisions of Section 2.5 regarding the elimination of fractional shares:

                             (a) GALT Series A Preferred Stock. Each share of
GALT Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Intuit Common Stock equal to the sum of the Series A Preference Conversion Number plus the Preferred Participation Conversion Number; and

                             (b) GALT Common Stock. Each share of GALT Common
Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Intuit Common Stock equal to the Participation Conversion Number.


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                  It is the purpose and intent of this Section 2.1.3 to carry into effect the merger liquidation preference provisions set forth in GALT's Articles of Incorporation as in effect on the Agreement Date. Exhibit B attached hereto sets forth examples of the formula used to determine the Series A Preference Conversion Number and the Participation Conversion Number for purposes of converting the outstanding shares of GALT Common Stock and GALT Series A Preferred Stock in the Merger into shares of Intuit Common Stock as provided in this Section 2.1.3 and the application of the formula set forth in
Section 2.2 for converting GALT Options into Intuit Options in the Merger.

         2.2      Assumption and Conversion of GALT Options.

                  (a) Assumption by Intuit. Each GALT Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and at the Effective Time and without the need for any further action on the part of any holder thereof, be assumed by Intuit and converted into an option (an "INTUIT OPTION") to purchase that number of shares of Intuit Common Stock determined by multiplying the number of shares of GALT Common Stock subject to such GALT Option immediately prior to the Effective Time by the Participation Conversion Number, at an exercise price per share of Intuit Common Stock equal to the exercise price per share of GALT Common Stock that was in effect for such GALT Option immediately prior to the Effective Time divided by the Participation Conversion Number; provided, however, that if the foregoing calculation would result in an assumed and converted GALT Option being converted into an Intuit Option that, after aggregating all the shares of Intuit Common Stock issuable upon the exercise of such Intuit Option, would be exercisable for a fraction of a share of Intuit Common Stock, then the number of shares of Intuit Common Stock subject to such Intuit Option shall be rounded down to the nearest whole number of shares of Intuit Common Stock. The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of GALT Options (including but not limited to the terms and conditions applicable to such options by virtue of the GALT Option Plan) shall, to the extent permitted by law and otherwise reasonably practicable, be unchanged. Continuous employment with GALT shall be credited to the optionee for purposes of determining the vesting of the number of shares of Intuit Common Stock subject to exercise under the converted GALT Option after the Effective Time.

                  (b) Registration. Intuit shall use its best efforts to cause the shares of Intuit Common Stock issuable upon exercise of the GALT Options that are converted into Intuit Options under this Section to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), no later than ninety (90) days after the Effective Time and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed GALT Options remain outstanding.

         2.3 Adjustments for Capital Changes. If, prior to the Effective Time of Merger, Intuit or GALT recapitalizes, either through a split-up or subdivision of its outstanding shares into a greater number of shares, or through a reverse split or combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares


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into the same or a different number of shares of other classes (other than through a split-up, subdivision, reverse split or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares (a "CAPITAL CHANGE"), then the number of shares of Intuit Common Stock into which the shares of GALT Stock are to be converted in the Merger, and the number of shares of Intuit Common Stock to be issued upon exercise of the Intuit Options issued upon the conversion of GALT Options in the Merger, shall be adjusted appropriately (as agreed to by Intuit and GALT if it involves something other than a mathematical adjustment) so as to maintain the proportional interests of the holders of GALT Stock (and, indirectly, the GALT Options) in the outstanding Intuit Common Stock; provided, however, that the provisions of this Section shall not apply to any merger or other acquisition of GALT or any other transaction not permitted to be undertaken by GALT under the provisions of this Agreement. In the event that a Capital Change affecting Intuit Common Stock occurs prior to the Merger, then the Intuit Price Per Share shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

         2.4 GALT Dissenting Shares. Holders of GALT Dissenting Shares (if any) shall be entitled to their rights under Subchapter D (Sections 1571 et seq.) and
Section 1930 of the Pennsylvania Business Corporation Law with respect to such shares and such GALT Dissenting Shares shall not be converted into shares of Intuit Common Stock in the Merger. GALT Stock as to which dissenting shareholders' rights of appraisal under the Pennsylvania Business Corporation Law have not been properly perfected shall, when such dissenting shareholders' rights can no longer be exercised, be converted into Intuit Common Stock as provided in Section 2.1.3.

         2.5 Fractional Shares. No fractional shares of Intuit Common Stock shall be issued in connection with the Merger. In lieu thereof, each holder of GALT Stock who would otherwise be entitled to receive a fraction of a share of Intuit Common Stock, after aggregating all shares of Intuit Common Stock to be received by such holder, shall instead receive from Intuit, within twenty (20) business days after the Effective Time, an amount of cash equal to the Intuit Price Per Share (as adjusted to reflect any Capital Change of Intuit) multiplied by the fraction of a share of Intuit Common Stock to which such holder would otherwise be entitled.

         2.6 Effects of the Merger. Subject to the provisions of Section 2.11, at and upon the Effective Time: (a) the separate existence of Intuit Sub shall cease and Intuit Sub shall be merged with and into GALT, and GALT shall be the surviving corporation of the Merger (the "SURVIVING CORPORATION") pursuant to the terms of this Agreement; (b) the Articles of Incorporation of GALT shall be amended to read as set forth in Exhibit 2.6 attached hereto and shall be the Articles of Incorporation of the Surviving Corporation; (c) the Bylaws of GALT shall continue unchanged and shall be the Bylaws of the Surviving Corporation;
(d) each share of GALT Stock outstanding immediately prior to the Effective Time and each GALT Option outstanding immediately prior to the Effective Time shall be converted as provided in this Section 2; (e) the persons who are the officers and directors of Intuit Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation immediately after the Effective Time; and (f) the Merger shall, from and after the Effective Time, have all of the effects provided by applicable law.


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         2.7 Further Assurances. GALT agrees that if, at any time after the
Effective Time, Intuit considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to be obtained from GALT or its officers or directors, to consummate the Merger or to carry out the purposes of this Agreement at or after the Effective Time, then Intuit, GALT and their respective officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of GALT or otherwise.

         2.8      Fairness Hearing; Contingent Alternatives.

                  (a) Fairness Hearing; 3(a)(10) Exemption. Subject to the provisions of Section 2.8(b) below, the issuance of the shares of Intuit Common Stock to be issued in the Merger and the Intuit Options to be issued in the Merger shall be qualified by a permit (the "PERMIT") to be issued under Sections 25121 and 25142 of the California Corporate Securities Law of 1968, as amended (the "CALIFORNIA LAW"), after a fairness hearing (the "FAIRNESS HEARING") before the California Commissioner of Corporations pursuant to Section 25142 of the California Law, with the intent that the issuance of the shares of Intuit Common Stock and Intuit Options to be issued in the Merger (but not the issuance of Intuit Common Stock upon exercise of Intuit Options issued in the Merger) shall, to the extent permitted by applicable law, thereby be exempt under Section 3(a)(10) of the 1933 Act from the registration requirements of the 1933 Act. As promptly as practicable after the date of this Agreement, but in any event by no later than December 31, 1995, Intuit (with GALT's full and prompt best efforts cooperation) shall prepare and file with the California Department of Corporations (the "DEPARTMENT") an application for qualification of the shares of Intuit Common Stock and the Intuit Options to be issued in the Merger at the Closing (as defined herein) and an application for the Fairness Hearing to be held in connection therewith (collectively, the "PERMIT APPLICATION"), together with any information or proxy statement included therein (the "INFORMATION STATEMENT"), and any other documents required by the California Law in connection with the Merger. Intuit shall use its best efforts to have the Permit issued under the California Law as promptly as practicable after such filing and GALT shall fully cooperate with Intuit in good faith to assist in such efforts. Intuit shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the shares of Intuit Common Stock in the Merger. GALT shall timely furnish to Intuit all information concerning GALT, its financial condition, its officers, directors, shareholders, option holders and other security holders as may be reasonably requested in connection with any action contemplated by this Section. Intuit shall bear all expenses incurred by Intuit with respect to the Permit Application or the Fairness Hearing, including without limitation (i) any filing fees or other fees payable to the California Department of Corporations with respect to the Permit Application and the Fairness Hearing and (ii) the costs of any court reporter or stenographer selected by Intuit who prepares the transcript of the Fairness Hearing, and (iii) all fees and costs of Intuit's counsel incurred in connection with the Permit and the Fairness Hearing.

                  (b) Possible Form S-4 Registration. If despite Intuit's and GALT's good faith best efforts to obtain the Permit: (A) the Department denies Intuit's Permit Application and refuses to issue the Permit; or (B) the Permit has not been issued by March 1, 1996; then Intuit shall instead register the Intuit Common Stock to be issued in the Merger under the 1933 Act on


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Form S-4 promulgated thereunder (or such other registration form as may then be available to register for the issuance of shares of Intuit Common Stock in the Merger), in which case, Intuit and GALT shall prepare and file with the SEC such form of registration statement (the "REGISTRATION FORM") together with the prospectus/proxy statement included therein (the "PROSPECTUS/PROXY STATEMENT") and any other documents required by the 1933 Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") in connection with the Merger as soon as reasonably practicable after the occurrence of either of the events described in clause (A) or (B) of the first sentence of this Section 2.8(b). In such case, Intuit and GALT shall use their best efforts to have the Registration Form declared effective under the 1933 Act as promptly as practicable after such filing, Intuit shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Intuit Common Stock in the Merger, and GALT shall furnish to Intuit all information concerning GALT and the GALT stockholders as may be reasonably requested in connection with any action contemplated by this Section 2.8(b).

         2.9 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and (subject to the provisions of Section
2.11 hereof) to consummate the Merger as a reverse triangular merger in accordance with the provisions of Section 368(a)(1)(A) by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Intuit Common Stock issued in the Merger shall be issued solely in exchange for the GALT Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the GALT Stock. Except for cash paid in lieu of fractional shares, and cash paid for dissenting shares, if any, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being paid by Intuit for the GALT Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 2.9. In addition, Intuit represents as of the date of this Agreement, and as of the Closing Date, that it presently intends to continue GALT's historic business or use a significant portion of GALT's business assets in a business. Both Intuit and GALT agree to execute tax representation certificates consistent with this treatment of the Merger. GALT will use its best efforts to cause the GALT Affiliates to execute similar tax representation letters.

         2.10 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

         2.11 Option of Intuit. Notwithstanding the foregoing, the parties agree that Intuit shall have the right, at its sole option, to restructure the Merger as a tax-free forward triangular reorganization in which GALT is merged with and into Intuit Sub, with Intuit Sub to be the Surviving Corporation of such Merger on the terms and conditions stated herein, and the parties agree that, in such case, this Agreement, the Agreement of Merger, the Articles of Merger and other documents related to the Merger shall be modified accordingly.

3.       REPRESENTATIONS AND WARRANTIES OF GALT

         GALT hereby represents and warrants to Intuit that, except as set forth in a letter addressed to Intuit dated the Agreement Date and delivered by GALT to Intuit concurrently herewith (the "GALT DISCLOSURE LETTER") (which GALT Disclosure Letter shall be deemed to be


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representations and warranties made to Intuit by GALT under this Section 3), each of the following representations and statements in this Section 3 are true and correct as of the Agreement Date:

         3.1 Organization and Good Standing. GALT is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its operations or financial condition.

         3.2      Power, Authorization and Validity.

                  3.2.1 GALT has the full corporate right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each other agreement or document to which GALT is to be a party or which GALT is to execute pursuant to, or with Intuit concurrently with the execution of, this Agreement, including the Intuit Loan Agreement (as defined in Section 6.2) and the Services Agreement being entered into by and between GALT and Intuit concurrently with their execution of this Agreement (collectively, the "GALT ANCILLARY AGREEMENTS"), and GALT has all requisite corporate power and authority to consummate the Merger in accordance with the terms of this Agreement (including but not limited to the provisions of Section 2.11), subject to obtaining the requisite approval of the Merger by GALT's shareholders. The execution, delivery and performance of this Agreement and each of the GALT Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of GALT's Board of Directors. To the best knowledge of GALT, Robert Frasca, Joel Maske and David Stubenvoll, three principal shareholders of GALT (collectively, the "PRINCIPAL SHAREHOLDERS") have all requisite power and authority to enter into the Non-Competition Agreements and GALT Affiliate Agreements they are required to execute and deliver to Intuit pursuant to Section 9.

                  3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable GALT to enter into, and to perform its obligations under, this Agreement and/or any of the GALT Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the offices of the Delaware Secretary of State and the filing of the Articles of Merger with the Pennsylvania Department of State and the filing of appropriate documents with the relevant authorities of other states in which GALT is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the approval by the GALT shareholders of the transactions contemplated hereby.

                  3.2.3 This Agreement and the GALT Ancillary Agreements are, or when executed by GALT shall be, valid and binding obligations of GALT, enforceable in accordance with their respective terms.

         3.3      Capitalization of GALT.

                  3.3.1 Outstanding Stock. The authorized capital stock of GALT consists entirely of 2,500,000 shares of Common Stock, par value $0.01 per share, of which 1,987,085


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shares are issued and outstanding and 32,889 shares of Preferred Stock, par value $0.01 per share, of which 32,889 shares are designated Series A Participating Preferred Stock, par value $0.01 per share, all of which shares are issued and outstanding, and no other shares of the capital stock of GALT are authorized, issued or outstanding. Each share of GALT Series A Preferred Stock is convertible into ten (10) shares of GALT Common Stock as a result of a dividend in shares of GALT Common Stock that was paid to holders of GALT Common Stock on December 13, 1994. All issued and outstanding shares of GALT's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been offered, issued, sold and delivered by GALT in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws, are not subject to any claim, lien or preemptive right created by any action or agreement of GALT or any right of rescission enforceable against GALT, and, to the best knowledge of GALT, are not subject to any claim, lien, preemptive right or right of rescission created by any act or omission of any GALT shareholder. A list of all holders of GALT's capital stock and the number of shares held by each is set forth in Exhibit 3.3.1.

                  3.3.2 No Options, Warrants or Rights. Except for options to purchase a total of 139,135 shares of GALT Common Stock granted under the GALT Option Plan which are outstanding on the Agreement Date and except for the 32,889 outstanding shares of GALT Series A Preferred Stock described in Section 3.3.1, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of GALT's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of GALT's capital stock or obligating GALT to grant, issue, extend, or enter into any such option, warrant, convertible security, other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and there is no liability for dividends accrued but unpaid. A total of 166,303 shares of GALT Common Stock are reserved for issuance under the GALT Option Plan, none of which shares have been issued as of the Agreement Date. To the best knowledge of GALT, no person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of GALT from any holder of shares of the capital stock of GALT and no GALT shareholder is obligated to enter into or grant any such option, warrant or other right. A list of all holders of GALT Options and the number of GALT Options held by each such person is set forth in Exhibit 3.3.2. During the two
(2) year period immediately prior to the Agreement Date, GALT has not authorized, or taken any action to authorize, the acceleration of the time during which any holder of any option, warrant or other right to purchase or acquire any share of capital stock of GALT may exercise such option, warrant or right.

                  3.3.3 No Voting Arrangements or Registration Rights. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) under any agreements, contracts or understanding to which GALT is a party or which are binding on GALT that are applicable to any of GALT's outstanding securities or to any securities issuable upon the conversion of any GALT securities in the Merger. To GALT's best knowledge, there are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) under any agreement, contract or understanding not described in the first sentence of this Section
3.3.3 that apply to any of GALT's outstanding securities or to any securities issuable upon the conversion of any GALT securities in the Merger. GALT is not under any obligation to register under the 1933 Act any of its presently outstanding securities or any securities that may be subsequently issued by GALT.

         3.4 No Subsidiaries; Not a Subsidiary. GALT does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. GALT has never been a subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity.

         3.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any GALT Ancillary Agreement, nor the consummation of the transactions contemplated hereby, shall conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach or violation of (i) any provision of the Articles of Incorporation or Bylaws of GALT, as currently in effect, or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to GALT or its assets or properties; or (b) a termination, material breach, impairment or violation of any material instrument, agreement, contract or commitment to which GALT is a party or by which GALT or its assets or properties are bound. The consummation of the Merger by GALT shall not require the consent of any third party (other than the legally required approval of GALT's shareholders) and no agreement to which GALT is a party requires that any other party thereto consent to the Merger.

         3.6 Litigation. There is no action, suit, arbitration, proceeding, claim or investigation pending against GALT or any officer or director of GALT in their capacity as such, or to the best knowledge of GALT, against any shareholder or other security holder of GALT in their capacity as such, before any court, administrative agency, tribunal, arbitrator or arbitration panel or other dispute resolution forum that, if determined adversely to GALT or any officer, director, shareholder or other security holder of GALT, may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of GALT, nor, to the best of GALT's knowledge, has any such action, suit, arbitration, proceeding, claim or investigation been threatened. No person, firm, corporation or other entity has a legally valid claim upon which legal or equitable relief may be had against GALT, or, to the best knowledge of GALT, against any GALT security holder or Intuit based upon:
(a) ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of GALT; or (b) any rights as a GALT shareholder, including any option, warrant or preemptive rights or rights to notice or to vote. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court, arbitrator or other dispute resolution forum outstanding against GALT. There is, to the best of GALT's knowledge, no basis for any party to successfully assert a claim for any material damages or injunctive or other equitable relief against GALT or Intuit based on a claim that any product or service developed, owned, marketed, provided, distributed or used by GALT (a) infringes any intellectual property rights of any third party, (b) was or is defective in any material respect, or did not or shall not perform in accordance with any warranty, (c) was not or is not suitable for a use for which it was intended, or (d) did not conform to or comply with applicable law.

         3.7 Taxes. GALT has timely filed all federal, state, local and foreign tax returns required to be filed, has timely paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. GALT is not delinquent in the payment of any tax and is not delinquent in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. GALT has not received any notification that any material issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority (including but not limited to any sales tax authority) and no tax return of GALT has ever been audited by the Internal Revenue Service or any other taxing agency or authority. No tax liens have been filed against any assets of GALT. GALT is not a "personal holding company" within the meaning of Section 542 of the Code.

                  For the purposes of this Agreement, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll, ad valorem, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, tariffs, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

         3.8 GALT Financial Statements. GALT has delivered to Intuit as Exhibit 3.8: (i) GALT's draft audited balance sheet as of December 31, 1994, and draft audited statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1994 and (ii) GALT's unaudited balance sheet (the "BALANCE SHEET") as of September 30, 1995 (the "BALANCE SHEET DATE") and unaudited statement of operations, and statement of cash flows for the nine-month period ended September 30, 1995 (such balance sheets and such statements of operations, changes in shareholders' equity and cash flows are hereinafter collectively referred to as the "GALT FINANCIAL STATEMENTS"). The GALT Financial Statements (a) are in accordance with the books and records of GALT, and (b) fairly present the financial condition of GALT at the dates therein indicated and the results of operations for the periods therein specified. GALT has no material debt or liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Balance Sheet, except for those that may have been incurred after the date of the Balance Sheet in the ordinary course of its business consistent with past practice. All reserves established by GALT and set forth in the Balance Sheet were reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

         3.9 Title to Properties. GALT has good and marketable title to all of its assets and properties as shown on the Balance Sheet, free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which GALT is a party are fully effective and afford GALT peaceful and undisturbed possession of the property leased thereunder in accordance with the terms of such leases. To its best knowledge, GALT is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business), and GALT has not received any notice of violation with which it has not complied. GALT does not own any real property.

         3.10 Absence of Certain Changes. Since the Balance Sheet Date, there has not been with respect to GALT any:

                  (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of GALT that occurred prior to the Agreement Date;

                  (b) amendments or changes in the Articles of Incorporation or Bylaws of GALT;

                  (c) (i) incurrence, creation, assumption or guarantee by GALT of (A) any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of GALT or (B) any material obligation, liability or indebtedness for borrowed money; or (ii) issuance or sale of any debt or equity securities of GALT or any options or other rights to acquire from GALT, directly or indirectly, any debt or equity securities of GALT;

                  (d) payment or discharge of a material lien or liability thereof, which lien was not either shown on the Balance Sheet or incurred in the ordinary course of business after the date of the Balance Sheet;

                  (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets or properties of GALT other than in the ordinary course of business;

                  (f) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of GALT;

                  (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any of the capital stock of GALT, any split, combination or recapitalization of any of the capital stock of GALT or any direct or indirect redemption, purchase or other acquisition by GALT of any of the capital stock of GALT or any change in any rights, preferences, privileges or restrictions of any outstanding security of GALT;

                  (h) change or increase in the compensation payable or to become payable to any of the officers or employees of GALT, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of business consistent with past practice;

                  (i) addition, resignation or termination of members of the management, supervisory or other key personnel of GALT;

                  (j) obligation or liability incurred by GALT to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers;

                  (k) making of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder other than (i) travel loans or advances made in the ordinary course of business of GALT and (ii) other loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time;

                  (l) entering into, amendment of, relinquishment, termination or non-renewal by GALT of any material contract, lease transaction, commitment or other material right or obligation other than in the ordinary course of business;

                  (m) any transfer or grant of a right under any of the GALT IP Rights (as defined in Section 3.13 below), other than those transferred or granted in the ordinary course of GALT's business consistent with past practices; or

                  (n) any agreement or arrangement made by GALT to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of GALT set forth in this Agreement untrue or incorrect as of the date when made.

         3.11 Contracts and Commitments. Exhibit 3.11 sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments which are currently in effect and to which GALT is a party or to which GALT or any of its assets or properties is bound:

                  (a) contract with or commitment to any labor union;

                  (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from GALT in an amount in excess of $25,000 per annum which is not terminable on 120 days' or less notice without cost or other liability to GALT at or at any time after the Effective Time or in which GALT has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

                  (c) contract providing for the development of software by or for GALT, or for the license of software to or from GALT, which software is used or incorporated in any products currently distributed or services currently provided by GALT or is contemplated to be used or incorporated in any products to be distributed or services to be provided by GALT (other than software generally available to the public which is currently licensed to GALT at a per copy license fee of less than $1,000 per copy);

                  (d) joint venture or partnership contract or agreement or other agreement which involves a sharing of profits or losses in excess of $25,000 per annum with any other party;

                  (e) contract or commitment for the employment of any officer, employee or consultant of GALT or any other type of contract or understanding with any officer, employee or consultant of GALT which is not immediately terminable by GALT without cost or other liability in excess of $1,000;

                  (f) indenture, mortgage, promissory note, loan agreement, guarantee, security agreement or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (g) lease or other agreement under which GALT is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $20,000 per annum;

                  (h) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $20,000, other than in the ordinary course of business consistent with past practice;

                  (i) agreement which restricts GALT from engaging in any aspect of its business or competing in any line of business in any geographic area;

                  (j) GALT IP Rights Agreement (as defined in Section 3.13 below);

                  (k) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of GALT or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor; or

                  (l) any other agreement, contract, commitment or instrument that is material to the business of GALT or involves a commitment in excess of $25,000 by GALT.

                  A copy of each agreement or document required to be listed on
Exhibit 3.11 (collectively, the "GALT MATERIAL AGREEMENTS") has been delivered to Intuit's counsel. No consent or approval of any third party (including but not limited to any consent to assignment) is required to ensure that, following the Closing of the Merger, any GALT Material Agreement (other than the agreements of GALT listed in Exhibit 3.11A hereto) shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or any other transaction called for by this Agreement.

         3.12 No Default. GALT is not in breach or default in any material respect under any contract, agreement, commitment or other instrument or obligation that is required to be listed on Exhibit 3.11 or that is otherwise material to the business of GALT. GALT is not a party to any contract, agreement or arrangement which has had or could reasonably be expected to have a material adverse effect on its business. GALT has no material liability for renegotiation of government contracts or subcontracts, if any.

         3.13     Intellectual Property.

                  3.13.1 As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, moral rights, copyrights, copyright applications, licenses, inventions, know-how, trade secrets, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. GALT owns, or has the right to use, sell or license, all Intellectual Property Rights that are necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "GALT IP RIGHTS"), and such rights to use, sell or license are sufficient for such conduct of its business as presently conducted.

                  3.13.2 The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall not constitute a material breach or default of any instrument, contract, license or other agreement granting, licensing or otherwise governing or affecting any GALT IP Right (the "GALT IP RIGHTS AGREEMENTS"), shall not cause the forfeiture or termination or give rise to a right of forfeiture or termination, of any GALT IP Right or materially impair the right of GALT or the Surviving Corporation to use, sell or license any GALT IP Right or portion thereof (except where such breach, forfeiture or termination would not have a material adverse effect on GALT). There are no royalties, honoraria, fees or other payments payable by GALT to any person by reason of the ownership, use, license, sale or disposition of any of the GALT IP Rights.

                  3.13.3 Neither the manufacture, marketing, license, sale or presently intended use of any product or service currently licensed, marketed, sold or provided by GALT or currently under development by GALT violates any license or agreement between GALT and any third party or, in its current form, infringes any Intellectual Property Right of any other party (except that, to the extent that the foregoing representation as to non-infringement applies to third-party Intellectual Property Rights that are being infringed by standard industry practices of GALT's competitors or other businesses engaged in commercial activity involving the Internet or other on-line products, services or technologies, such representation is only made as to GALT's best knowledge and belief); and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any GALT IP Right nor, to the best knowledge of GALT, is there any basis for any such claim, nor has GALT received any notice asserting that any GALT IP Right or the proposed use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor, to the best knowledge of GALT, is there any basis for any such assertion. To the best knowledge of GALT, no employee, consultant or independent contractor of GALT is in violation of any term of any non-competition agreement relating to the right of any such employee, consultant or independent contractor to be employed or hired by GALT. No product or technology licensed, marketed or sold by GALT or currently under development by GALT incorporates, uses or is based on, any misappropriated Intellectual Property Rights of any third party.

                  3.13.4 GALT has taken reasonable and practicable steps designed to protect, preserve and maintain the secrecy and confidentiality of all its proprietary software and other trade secrets and all GALT's proprietary rights therein. All officers, employees, consultants and independent contractors of GALT who (a) have had access to proprietary information of GALT or any of its suppliers, vendors, licensees or customers or (b) who have participated in any manner in the creation, design or development of any software, technology, product or service developed by or for GALT, have executed and delivered to GALT an agreement regarding the protection of such proprietary information and the assignment of inventions to GALT in the form provided to Intuit's counsel, and copies of all such executed agreements have been delivered to Intuit's counsel.

                  3.13.5 Exhibit 3.13 contains a list of all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by GALT to secure, perfect or protect its interest in GALT IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks and service marks (whether or not registered) and trademark and service mark applications.

         3.14 Compliance with Laws. GALT has complied, and is in full compliance, in all material respects, with all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it, its business or its assets and properties (the violation of which would have a material adverse effect upon its business). GALT holds all permits, licenses, consents and approvals from, and has made all filings with any government agencies and authorities that are necessary in connection with its present business. GALT is not required to be registered as an investment adviser under the Investment Adviser's Act of 1940, as amended.

         3.15 Certain Transactions and Agreements. None of the officers or directors of GALT, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that directly competes with, or does business with, or has any contractual arrangement with GALT (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers or directors, nor any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with GALT, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Intuit. None of said officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including any GALT IP Rights or any other Intellectual Property Rights, used in or pertaining to the business of GALT, except for the normal rights of a shareholder.

         3.16.    Employees, ERISA and Other Compliance.

                  3.16.1 GALT is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of GALT and their current compensation is set forth on Exhibit 3.16.1, which has been delivered to Intuit. GALT does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                  3.16.2 GALT (i) has never been, and is not now, subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has no current labor disputes. GALT has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby shall have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                  3.16.3 Exhibit 3.16.3 identifies (a) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (b) all other written plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between GALT and any employee of GALT, but excluding worker's compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by GALT under which GALT or any ERISA Affiliate (as defined below) of GALT has any present or future obligation or liability (collectively, the "GALT EMPLOYEE PLANS"). For purposes of this Section, "ERISA AFFILIATE" means any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes GALT. Copies of all GALT Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Intuit or its counsel. All GALT Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "GALT PENSION PLANS"), are identified as such in Exhibit 3.16.3. All contributions due from GALT with respect to any of the GALT Employee Plans have been made as required under ERISA or have been accrued on GALT's financial statements as of the Balance Sheet Date. Each GALT Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such GALT Employee Plans.

                  3.16.4 No GALT Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No GALT Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any GALT Employee Plan which is covered by Title I of ERISA which would result in a material liability to GALT, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any GALT Employee Plan has or shall make GALT or any officer or director of

GALT subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 3.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                  3.16.5 Any GALT Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "GALT 401(a) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. GALT has delivered to Intuit or its counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each GALT 401(a) Plan.

                  3.16.6 Exhibit 3.16.6 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (a) is not a GALT Employee Plan, (b) is entered into, maintained or contributed to by GALT and (c) covers any employee or former employee of GALT. Such contracts, plans and arrangements as are described in this Section 3.16.6 are hereinafter collectively referred to as the "GALT BENEFIT ARRANGEMENTS." Each GALT Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such GALT Benefit Arrangement. GALT has delivered to Intuit or its counsel a complete and correct copy or description of each GALT Benefit Arrangement.

                  3.16.7 Since December 31, 1994 there has been no amendment to, written interpretation or announcement (whether or not written) by GALT relating to, or change in employee participation or coverage under, any GALT Employee Plan or GALT Benefit Arrangement that would increase materially the expense of maintaining such GALT Employee Plan or GALT Benefit Arrangement.

                  3.16.8 GALT has provided, or shall have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of GALT (or their beneficiaries).

                  3.16.9 No benefit payable or which may become payable by GALT pursuant to any GALT Employee Plan or any GALT Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. GALT is not a party to any (a) agreement with any executive officer or other key employee of GALT
(i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving GALT in the nature of any of the transactions contemplated by this Agreement and the Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be materially increased, or the vesting of benefits of which shall be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Merger or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement and the Merger.

         3.17 Corporate Documents. GALT has made available to Intuit for examination all documents listed in the GALT Disclosure Letter or other Exhibits called for by this Agreement which have been requested by Intuit's legal counsel, including, without limitation, the following: (a) copies of GALT's Articles of Incorporation and Bylaws as currently in effect; (b) GALT's Minute Book containing all records of all proceedings, consents, actions, and meetings of GALT's shareholders, board of directors and any committees thereof; (c) GALT's stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to GALT, or any securities of GALT, and all applications for such permits, orders, and consents.

         3.18 No Brokers. GALT is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Merger or in connection with any transaction contemplated hereby or thereby.

         3.19 Books and Records. The books, records and accounts of GALT and its Subsidiaries (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with commercially reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of GALT, and (d) accurately and fairly reflect the basis for the GALT Financial Statements. GALT maintains a system of internal accounting controls sufficient to permit preparation of financial statements in conformity with generally accepted accounting principles.

         3.20 Insurance. GALT maintains fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance which GALT believes to be reasonably prudent for similarly sized and similarly situated businesses.

         3.21 Environmental Matters.

                  3.21.1 To the best knowledge of GALT, during the period that GALT has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. GALT has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to GALT having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this AgreEment "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

                  3.21.2 To the best knowledge of GALT, none of the properties or facilities of GALT is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that GALT has owned or leased its properties and facilities, neither GALT nor to GALT's best knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials other than those present in normal and lawful amounts in normal office cleaning supplies.

                  3.21.3 During the time that GALT has owned or leased its properties and facilities: (a) there has been no litigation brought or threatened against GALT or any settlement reached by GALT with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities; and
(b) to the best of GALT's knowledge, there has been no litigation brought or threatened against any lessor or owner of real property leased by GALT or any settlement reached by such lessor or owner with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

         3.22 Full Disclosure. All of the representations and warranties made by GALT under Section 3 of this Agreement (as qualified by the GALT Disclosure Letter) are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF INTUIT

         Intuit hereby represents and warrants, that, except as set forth in a letter addressed to GALT dated the Agreement Date and delivered by Intuit to GALT concurrently herewith (the "INTUIT DISCLOSURE LETTER") (which Intuit Disclosure Letter shall be deemed to be representations and warranties made to GALT by Intuit under this Section 4), each of the following representations and statements in this Section 4 are true and correct as of the Agreement Date:

         4.1 Organization and Good Standing. Intuit is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

         4.2      Power, Authorization and Validity.

                  4.2.1 Intuit has the right, power, legal capacity and authority to enter into, execute and perform its obligations under this Agreement and all agreements to which Intuit is or shall be a party that are to be executed by Intuit pursuant to, or with GALT concurrently with, the execution of this Agreement, including the Intuit Loan Agreement (as defined in Section 6.2) and the Services Agreement being entered into by and between GALT and Intuit concurrently with their execution of this Agreement (collectively, the "INTUIT ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Intuit Ancillary Agreements have been duly and validly approved and authorized by Intuit's Board of Directors.

                  4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Intuit to enter into and to perform its obligations under this Agreement and the Intuit Ancillary Agreements, except for
(a) the filing of the Agreement of Merger with the offices of the Delaware Secretary of State and the filing of the Articles of Merger with the Pennsylvania Department of State and the filing of appropriate documents with the relevant authorities of other states in which Intuit is qualified to do business, if any; (b) the filing of the Permit Application with the Department and such other filings as may be required to comply with federal and state securities laws; and (d) any filing (if any) that may be required by the Hart-Scott-Rodino Antitrust Improvements Act ("HSR ACT").

                  4.2.3 This Agreement and the Intuit Ancillary Agreements are, or when executed by Intuit shall be, valid and binding obligations of Intuit enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

         4.3 Capital Structure. The authorized capital stock of Intuit consists of 60,000,000 shares of Intuit Common Stock, $0.01 par value, and 3,000,000 shares of Preferred Stock, $0.01 par value (the "INTUIT PREFERRED STOCK"), of which 144,918 shares are designated Series A Preferred Stock, 1,655,082 shares are formerly authorized shares of Series A Preferred Stock that are not currently issuable by Intuit under the terms of Intuit's Certificate of Incorporation and 1,200,000 shares are undesignated. At the close of business on October 13, 1995, approximately 44,201,321 shares of Intuit Common Stock were issued and outstanding, and 4,377 shares of Intuit Common Stock were held by Intuit in its treasury. No shares of Intuit Preferred Stock are issued or outstanding.

         4.4 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any Intuit Ancillary Agreement, nor the consummation of the transactions contemplated hereby and thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of (i) any provision of the Certificate of Incorporation or Bylaws of Intuit, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Intuit or its assets or properties; or (b) a termination, or a material breach, impairment or violation, of any material instrument, agreement, contract or commitment to which Intuit is a party or by which Intuit or its assets or properties are bound that would have a material adverse effect on the business or financial condition of Intuit and its subsidiaries, taken as a whole.

         4.5 Intuit Disclosure Package. Intuit has delivered to GALT or its counsel the proxy materials dated June 20, 1995 that were distributed by Intuit to its stockholders in connection with Intuit's Annual Meeting of Stockholders held on July 20, 1995 and a copy of the Prospectus dated June 20, 1995 covering a registered public offering of Intuit Common Stock (collectively, the "INTUIT DISCLOSURE PACKAGE").

         4.6 Financial Statements. The financial statements of Intuit included in the documents in the Intuit Disclosure Package complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of any unaudited statements, as permitted by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Intuit and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows.

         4.7 Validity of Shares. The shares of Intuit Common Stock to be issued pursuant to the Merger shall, when issued, (a) be duly authorized, validly issued, fully paid and nonassessable, (b) assuming the Permit is issued by the Department following, and pursuant to, the Fairness Hearing so as to qualify for the exemption from registration afforded by Section 3(a)(10) of the 1933 Act, be free and clear of any restrictions, liens and encumbrances except for applicable restrictions on transfer under Rule 145(d) as promulgated under the 1933 Act and under any GALT Affiliate Agreement to be executed pursuant to this Agreement and
(c) not be subject to any preemptive rights created by statute, the Certificate of Incorporation or the Bylaws of Intuit.

         4.8 Absence of Litigation. There is no claim, action, proceeding or investigation pending or, to the best knowledge of Intuit, threatened against Intuit or any property or asset of Intuit, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which is not disclosed in the Intuit Disclosure Package or which, individually or in the aggregate, would have a material adverse effect on Intuit. Neither Intuit nor any property or asset of Intuit, is subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, a material adverse effect on the business or financial condition of Intuit and its subsidiaries, taken as a whole.

5.       GALT COVENANTS

         5.1 Preclosing Covenants. During the period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Section 10, GALT covenants and agrees with Intuit as follows:

                  5.1.1 Cooperation; Advice of Changes. GALT shall promptly advise Intuit in writing (a) of any event occurring subsequent to the Agreement Date of which GALT becomes aware that would render any representation or warranty of GALT contained in Section 3 of this

Agreement (as qualified by the GALT Disclosure Letter) materially inaccurate if such representation or warranty had been made on or as of the date of any such event and (b) of any material adverse change in GALT's business, results of operations or financial condition of which GALT becomes aware. GALT shall deliver to Intuit within fifteen (15) days after the end of each full calendar month ending after the Agreement Date and before the Closing Date, an unaudited balance sheet, statement of operations and statement of cash flows for such monthly period. GALT shall use best efforts to assist Intuit to ensure that the Surviving Corporation has all authorizations, approvals, registrations, licenses and other consents of any governmental or other regulatory body necessary to conduct its business as contemplated hereby.

                  5.1.2 Maintenance of Business. GALT shall use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, licensors, employees and others in substantially the same manner as it has prior to the date hereof.

                  5.1.3 Conduct of Business. GALT shall continue to conduct its business and maintain its business relationships in the ordinary course.

                  5.1.4 Certain Actions. GALT shall not, without the prior written consent of the Chief Executive Officer of Intuit:

                             (a) borrow or lend any money (other than (i) funds
borrowed from Intuit pursuant to the Intuit Loan Agreement referred to in
Section 6.2 hereof or (ii) pursuant to any bank credit line or similar credit facility approved in writing by Intuit) or encumber or voluntarily permit any of its assets to be encumbered or subject to any lien except to secure loans permitted under the foregoing provisions of this subparagraph (a) and except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                             (b) enter into, amend or terminate any transaction,
lease, contract or other agreement that (i) would materially increase GALT's working capital requirements in amounts that can not be reasonably satisfied by the amount of funds that Intuit is required to loan to GALT under the Intuit Loan Agreement (as defined in Section 6.2 hereof) or any other bank credit line or similar credit facility of GALT that has been approved in writing by Intuit;
(ii) would adversely affect Intuit's ability to operate, or obtain the financial benefit of, the business of GALT following the Effective Time; or (iii) that contains any terms or conditions that would make consummation of the Merger a breach or violation of such transaction, lease, contract or other agreement;

                             (c) sell, lease or otherwise dispose of any of its
assets that are material to it, whether individually or in the aggregate, or license any of its technology or intellectual property on any exclusive basis or in any other manner that would adversely affect Intuit's ability to successfully exploit such technology or intellectual property after the Effective Time consistent with GALT's historic business practices;

                             (d) pay (or make any commitment to pay) any bonus,
increased salary or special remuneration to any officer or to any employee who owns GALT Stock representing more than five percent (5%) of the voting power of all outstanding GALT Stock (except for normal salary increases consistent with past practices not to exceed ten percent (10%) of such officer's or employee's base annual salary, and except pursuant to existing arrangements previously disclosed in the GALT Disclosure Letter or disclosed by GALT in writing to Intuit and approved in writing by Intuit, after the Agreement Date) or enter into any new employment agreement with any such person;

                             (e) change any of its accounting methods in any
material respect that is not approved by Intuit's independent auditors (such approval not to be unreasonably withheld);

                             (f) guarantee, or act as a surety for, any
obligation of any third party;

                             (g) declare, set aside or pay any cash or stock
dividend or other distribution in respect of capital stock, or redeem, repurchase or otherwise acquire any of its capital stock;

                             (h) issue or sell any shares of its capital stock
of any class (except for an issuance of GALT Common Stock upon the exercise of a GALT Option that is disclosed in Section 3.3 as, and is in fact, outstanding on the Agreement Date or upon the exercise of a GALT Option that is permitted to be granted under the following provisions of this subparagraph (h)), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue any shares of capital stock or other securities of GALT (except for the grant to GALT employees of GALT Options to purchase not more than an aggregate total of 183,697 shares of GALT Common Stock, as now constituted, pursuant to the GALT Stock Option Plan, where such grants are made in the ordinary course of business at levels and for purposes consistent with GALT's past practices and with the consent of Intuit, which consent shall not be unreasonably withheld consistent with the ability to have the Merger accounted for as a "pooling of interests" transaction);

                             (i) split, combine or reclassify any outstanding
shares of its capital stock of any class or series, enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities, modify any rights of any of its securities, accelerate the vesting of any outstanding option or other security, or otherwise change the equity interest of any of its voting securities;

                             (j) merge, consolidate or reorganize with, or
acquire any entity other than Intuit Sub or Intuit;

                             (k) amend its Articles of Incorporation or Bylaws;
or

                             (l) agree to do any of the things described in the
preceding clauses 5.1.4(a) through 5.1.4(k).

provided, however, that notwithstanding the foregoing, GALT shall be excused from compliance with the foregoing provisions of this subparagraph 5.1.4 to the extent that they prohibit GALT from borrowing money and encumbering its assets in connection with such borrowing or prohibit GALT from issuing shares of GALT Common Stock and/or GALT Series A Preferred stock if, and only if Intuit has materially breached its obligation to advance loans to GALT under the

Intuit Loan Agreement and failed to cure such material breach within three (3) business days after receiving written notice of such material breach from GALT.

                  5.1.5 Shareholder Approval. GALT shall, in cooperation with Intuit, call and hold a special meeting of GALT's shareholders or solicit the written consent of GALT's shareholders at the earliest practicable date after the conclusion of the Fairness Hearing (unless Intuit requests GALT to defer such meeting or consent) to submit this Agreement, the Agreement of Merger, the Merger and related matters for the consideration and approval of GALT's shareholders, which approval shall be recommended by GALT's Board of Directors (such vote or consent of the GALT shareholders is hereinafter referred to as the "GALT SHAREHOLDER VOTE").

                  5.1.6 Preparation of Permit Application, Hearing Request and Hearing Notice. GALT shall cooperate in good faith with Intuit to have the Permit Application promptly prepared, filed and to have the notice of the Fairness Hearing in the form approved by the Commissioner promptly sent to all GALT's security holders so that the Permit can be issued and declared effective under the California Law as promptly as practicable, and shall cause at least one GALT officer and GALT's counsel to attend the Fairness Hearing. GALT shall be solely responsible for any statement, information or omission relating to GALT or its affiliates that is contained in the Permit Application, the Fairness Hearing notice or the Information Statement.

                  5.1.7 Regulatory Approvals. GALT shall use reasonable, good faith efforts to obtain, and to cooperate with Intuit to obtain, all authorizations, approvals and consents of any governmental body, which may be reasonably required in connection with the consummation of the Merger and/or any other transaction contemplated by this Agreement in accordance with the terms of this Agreement.

                  5.1.8 Necessary Consents. GALT shall cooperate with Intuit to obtain such written consents, waivers or approvals as are required to allow the consummation of the transactions contemplated hereby, to allow Intuit and Intuit Sub to carry on GALT's business after the Closing and to allow Intuit (or Intuit
Sub) to enjoy the full benefit of any material lease, mortgage, contract, agreement or instrument to which GALT is a party or by which GALT or its property is or may be bound at the Closing Date.

                  5.1.9 Litigation. GALT shall notify Intuit in writing promptly after learning of any material action, suit, claim, arbitration, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

                  5.1.10 No Other Negotiations. GALT shall not, and shall not authorize, encourage or direct any officer, director, employee or affiliate of GALT, or any other person, on its behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage, any effort or attempt by any person (other than Intuit), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of GALT's business, assets or capital stock by merger, consolidation, sale of assets or any other means of business combination (an "ALTERNATIVE TRANSACTION"). GALT shall promptly notify Intuit orally and in writing of any such inquiries or proposals. In addition GALT shall not execute, enter into or become bound by (a) a letter of intent or other agreement between GALT and any third party that is related to an Alternative Transaction and pursuant to which GALT makes any agreement that would be binding on Intuit if the Merger occurred or that may adversely affect GALT's assets or the consummation of the Merger, or (b) an agreement or commitment between GALT and a third party providing for an Alternative Transaction.

                  5.1.11 Access to Information. Until the Closing, GALT shall allow Intuit and its agents reasonable access to the files, books, records and offices of GALT, including, without limitation, any and all information relating to GALT's taxes, commitments, contracts, leases, licenses, and real, personal, intangible and intellectual property and financial condition, subject to the terms of the letter confidentiality agreement between GALT and Intuit dated as of October 17, 1995 (the "CONFIDENTIALITY AGREEMENT"). GALT shall authorize and request its accountants to cooperate with Intuit and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  5.1.12 Satisfaction of Conditions Precedent. GALT shall use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8 and 9 (insofar as satisfaction of such conditions is within GALT's reasonable control), and GALT shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated.

                  5.1.13 GALT Affiliates Agreements. Concurrently with the execution of this Agreement GALT shall deliver to Intuit a letter identifying all GALT's directors, officers, ten percent or greater shareholders and all persons who are "affiliates" of GALT within the meaning of Rule 145 or Rule 405 under the 1933 Act at the time this Agreement is executed ("GALT AFFILIATES"). GALT shall cause each GALT Affiliate to deliver to Intuit, concurrently with the signing of this Agreement, a written agreement (the "GALT AFFILIATES AGREEMENT"), in the form of Exhibit 5.1.12. In addition, GALT shall cause each person who may become a GALT Affiliate after the Agreement Date and before the Effective Time to execute and deliver to Intuit a GALT Affiliate Agreement.

         5.2 Elimination of Certain GALT Warrants and Notes. Concurrently with its execution of this Agreement: (a) GALT has caused all warrants to purchase shares of GALT Capital Stock that were outstanding at such time to be exercised solely for shares of GALT Common Stock so that such warrants are no longer exercisable or outstanding; and (b) has caused all indebtedness for borrowed money (including all principal, accrued interest and other charges owed) that is owed by GALT to any shareholder, director, officer or employee of GALT or to any affiliate of the foregoing to be repaid in full.

         5.3 Derivative Securities. GALT shall take all actions necessary to ensure that no GALT Derivative Securities (other than the shares of GALT Series A Preferred Stock that are outstanding on the Agreement Date and reflected in
Section 3.3 or are permitted to be issued by GALT under the terms of Section
5.1.4 hereof) are issued or outstanding immediately prior to the Effective Time.

         5.4 Securities Compliance. GALT shall use its reasonable good faith efforts to cooperate with Intuit to enable Intuit to offer and issue all Intuit securities to be issued pursuant to this Agreement to be issued in compliance with all applicable securities laws and the requirements of the Nasdaq Stock Market and/or any other securities exchange on which Intuit Common Stock is traded.

         5.5 Certain Investments, Agreements. GALT does not own, and shall not make any purchase or other acquisition of, or investment in, any shares of Intuit Common Stock or other securities of Intuit. GALT shall not enter into any agreement with any holders of Intuit shares calling for either GALT or Intuit to retire or reacquire all or part of the Intuit shares to be issued pursuant to the Merger. GALT shall not enter into any financial arrangements for the benefit of any GALT shareholder which, in effect, would negate the exchange of equity securities contemplated under this Agreement, including without limitation, any loan or other financial arrangement at abnormally low interest rates, or any guarantee of loans secured by Intuit shares to be issued pursuant to the Merger.

         5.6 Pooling. Following the Agreement Date, GALT shall not take (a) any of the actions described in Exhibit 5.6 or (b) any other action if, prior to taking such action, GALT has been informed by Intuit or its accountants that, in the opinion of Intuit's accountants, taking such action may preclude Intuit from accounting for the Merger as a "pooling of interests" for accounting purposes and Intuit or its accountants promptly give GALT a writing that states in reasonable detail the action that Intuit or its accountants request GALT not to take. GALT shall cooperate with Intuit to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes.

         5.7 GALT Dissenting Shares. As promptly as practicable after the date of the GALT Shareholder Vote and prior to the Closing Date, GALT shall furnish Intuit with the name and address of each holder of any GALT Dissenting Shares (if any) and the number of GALT Dissenting Shares owned by each such holder.

         5.8 Termination of Registration and Voting Rights. All registration rights agreements and voting agreements applicable to or affecting any outstanding shares or other securities of GALT shall be duly terminated and canceled by no later than the Effective Time.

         5.9 Invention Assignment and Confidentiality Agreements. Each employee and consultant of GALT who has had access to any software or other technology owned or developed by GALT, or to any other confidential or proprietary information of GALT, shall have executed and delivered to GALT an invention assignment and confidentiality agreement in a form reasonably acceptable to Intuit.

         5.10 Closing of Merger. GALT shall not refuse to effect the Merger if, on or before the Closing Date, all the conditions precedent to GALT's obligations to effect the Merger under Section 8 hereof have been satisfied or waived by GALT.

6.       INTUIT COVENANTS

         6.1 Preclosing Covenants. During the period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Section 10, Intuit covenants and agrees as follows:

                  6.1.1 Regulatory Approvals. Intuit shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be legally required, in connection with the consummation of the transactions contemplated by this Agreement. Intuit shall use its best efforts to obtain, and to cooperate with GALT to obtain, all such authorizations, approvals and consents.

                  6.1.2 Satisfaction of Conditions Precedent. Intuit shall use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8 and 9 (insofar as satisfaction of such conditions is within Intuit's reasonable control), and Intuit shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to enable it to effect the transactions contemplated hereby.

                  6.1.3 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof (but in no event later than December 31, 1995), Intuit, with GALT's assistance, shall prepare and file with the Department the Permit Application, a request for a Fairness Hearing and any other documents required by the California Law in connection with such Permit Application. Intuit, with GALT's assistance, shall participate in the Fairness Hearing and use its best efforts to have the Permit declared effective under the California Law as promptly as practicable after such filing. Intuit shall be solely responsible for any statement, information or omission in the Permit Application (and the exhibits thereto) that relates to Intuit or its affiliates. If Section 2.8(b) hereof becomes operative, then Intuit shall use its best efforts to comply with its obligations thereunder.

                  6.1.4 Litigation. Intuit shall notify GALT in writing promptly after learning of any material action, suit, arbitration, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against Intuit or known by it to be threatened against it, which could reasonably be expected to materially and adversely affect Intuit or the prospects for consummation of the Merger if such action, suit, arbitration, proceeding or investigation were decided adversely to Intuit.

                  6.1.5 Advice of Changes. Intuit shall promptly advise GALT in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Intuit contained in Section 4 of this Agreement (as qualified by the Intuit Disclosure Letter), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Intuit's business, results of operations or financial condition; provided, however, that Intuit shall not be obligated to disclose such information to GALT at any time or in any manner that might subject Intuit to liability under applicable securities laws.

         6.2 Working Capital Loan. Concurrently with the execution of this Agreement by the parties, GALT and Intuit shall each enter into, execute and deliver the Credit Agreement, Secured Revolving Promissory Note and Security Agreement in the forms attached hereto as Exhibit 6.2 (such agreements being collectively referred to as the "INTUIT LOAN AGREEMENT"). Subject to the terms and conditions of the Loan Agreement, Intuit will lend GALT the principal amount of not more than Three Million Eleven Thousand Ninety-Six Dollars ($3,011,096), with the proceeds of any such loan or loans to be used by GALT solely for working capital and any other purposes specified in the Intuit Loan Agreement. All loans or advances of funds made by Intuit under the Intuit Loan Agreement are hereinafter referred to as "INTUIT LOANS." The parties acknowledge and agree that the repayment of all Intuit Loans shall be secured by GALT's grant to Intuit, pursuant to the terms and conditions of the Intuit Loan Agreement, of a first and senior lien and security interest in and to all of the assets and properties of GALT, whether now owned or hereafter acquired. GALT further agrees that, if so requested by Intuit, it shall use its best efforts to cooperate with Intuit to obtain, as soon as practicable, replacement loan financing from a bank or other lending institution that will be used to pay off all then outstanding Intuit Loans.

         6.3 Post-Merger Grant of Options. If the Merger is consummated as contemplated by this Agreement, then as soon as reasonably practicable following the closing and consummation of the Merger, and subject to the customary approval of the Compensation Committee of Intuit's Board of Directors or its delegate(s), Intuit shall grant to those persons who are GALT employees at the date of the Closing of the Merger and who continue as GALT employees thereafter, options to purchase shares of Intuit Common Stock in amounts determined by Intuit in its sole discretion but consistent with the option grant levels that are then customary for new Intuit employees of similar responsibility and status, determined without regard to the number of Intuit Options issued to such GALT employees in the Merger. The options to be granted pursuant to this Section shall be granted at an exercise price equal to the then-current fair market value of Intuit stock on the date of option grant as determined by Intuit consistent with Intuit's past practice, with the right to exercise such options to vest over a four-year period beginning on the first date of the optionee's employment with the Surviving Corporation or Intuit after the Effective Time in accordance with the vesting formulas then generally afforded to options granted to new Intuit employees.

         6.4 Closing of Merger. Intuit shall not refuse to effect the Merger if, on or before September 30, 1996, all the conditions precedent to Intuit's obligations to effect the Merger under Section 9 hereof have been satisfied or waived by Intuit.

7.       CLOSING MATTERS

         7.1 The Closing; Closing Date.

             (a) Closing. The closing of the transactions for consummation of the Merger (the "CLOSING") shall take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306 on that date occurring on or before September 30, 1996 that Intuit, in its sole discretion, chooses to be the date of the Closing and gives GALT at least thirty (30) days' advance written notice of in accordance with this Agreement. If Intuit fails to give GALT such advance written notice of the scheduled Closing by August 15, 1996, then the

Closing shall be held on September 1, 1996 unless the parties otherwise agree. Nothing in this Section is intended to waive or eliminate the conditions precedent to the parties' obligations to effect the Merger in Sections 8 and 9 hereof.

             (b) Actions at Closing; Closing Date. Concurrently with the Closing, the Agreement of Merger and the Articles of Merger shall be filed in the offices of the Delaware Secretary of State and the Pennsylvania Department of State, respectively. As used herein, the "CLOSING DATE" shall mean the date on which the Closing occurs.

         7.2 Exchange of Certificates.

             7.2.1 At the Closing, each holder of shares of GALT capital stock shall surrender to Intuit for cancellation the certificate(s) for such shares (each a "GALT CERTIFICATE"), duly endorsed to Intuit or accompanied by duly executed stock powers and assignments separate from certificate transferring title to such shares to Intuit. At the Closing, or as promptly as practicable after the Effective Time, and against receipt of such GALT Certificates, Intuit shall issue to each tendering holder of a GALT Certificate a certificate for the number of shares of Intuit Common Stock to which such holder is entitled pursuant to Section 2 hereof. All Intuit Common Stock delivered upon the surrender of GALT Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such GALT Stock.

             7.2.2 No dividends or distributions payable to holders of record of Intuit Common Stock after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the holder of any unsurrendered GALT Certificate until the holder of the GALT Certificate(s) surrenders such GALT Certificate to Intuit as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any GALT Certificate, there shall be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Intuit Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

             7.2.3 After the Effective Time there shall be no further registration of transfers on the stock transfer books of GALT or its transfer agent of the GALT Stock. If, after the Effective Time, GALT Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 7.2.

             7.2.4 Until GALT Certificates representing GALT Stock outstanding prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such GALT Certificates shall be deemed, for all purposes, to evidence ownership of the number of shares of Intuit Stock into which the GALT Stock shall have been converted pursuant to Section 2.

         7.3 Converted GALT Options. Upon the Effective Time, all original GALT stock option grant agreements representing GALT Options that were outstanding immediately prior to the Effective Time ("GALT OPTION GRANTS") shall represent the Intuit Options into which such GALT Options were converted in the Merger and may be presented to Intuit for exercise of such Intuit Options. Intuit, in its sole discretion, may elect to replace such GALT Option Grants with new Intuit Option Grant documents that do not change the terms on which the GALT Options are to be converted into Intuit Options under Section 2.2 hereof.

8.       CONDITIONS TO OBLIGATIONS OF GALT

         GALT's obligations to effect the Merger hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by GALT, but only in a writing signed by GALT):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Intuit set forth in Section 4 (as qualified by the Intuit Disclosure Letter) shall have been true and accurate in every material respect on and as of the Agreement Date, and GALT shall have received a certificate to such effect executed by Intuit's President, Executive Vice President or Chief Financial Officer.

         8.2 Covenants. Intuit shall have performed and complied in all material respects with all its covenants in Section 6 on or before the Closing (or cured any such failure to perform and comply with such covenants), and GALT shall have received a certificate to such effect signed by Intuit's President, Executive Vice President or Chief Financial Officer.

         8.3 Compliance with Law; No Legal Restraints. The parties shall be able to consummate the Merger without violation of any law, judgment, order or decree, and all authorizations or consents required to be obtained from any governmental authority to lawfully consummate the Merger shall have been obtained.

         8.4 Requisite GALT Shareholder Approvals. The principal terms of this Agreement, the Agreement of Merger and the Merger shall have been approved and adopted by GALT's shareholders, as required by applicable law and GALT's Articles of Incorporation and Bylaws.

         8.5 Opinion of Intuit's Counsel. GALT shall have received from Fenwick & West, counsel to Intuit, an opinion substantially in the form of Exhibit 8.5.

         8.6 Transferability of Securities. The shares of Intuit Common Stock to be issued upon the conversion of GALT Stock in the Merger pursuant to the provisions of Section 2.1.3 hereof shall either (i) be transferable, in the opinion of Intuit's counsel that is reasonably acceptable to GALT, pursuant to the provisions of Rule 145(d) under the 1933 Act; or (ii) be registered under the 1933 Act.

9.       CONDITIONS TO OBLIGATIONS OF INTUIT

         The obligations of Intuit to effect the Merger hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Intuit, but only in a writing signed by Intuit):

         9.1 Covenants. GALT shall have performed and complied in all material respects with all of its covenants contained in Section 5 hereof (except for (a) the covenants contained in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.9, 5.1.11 and 5.7 and (b) the covenants contained in Section 5.12, but only if GALT's violation of its covenants in Section 5.12 has not impaired the satisfaction of any conditions to the parties' obligations to effect the Merger under Section 8 or this Section 9, or caused Intuit to breach this Agreement) on or before the Closing (or cured any such failure to perform or comply with such covenants) and Intuit shall have received a certificate to such effect signed by GALT's President and Chief Financial officer.

         9.2 Compliance with Law; No Legal Restraints. The parties shall be able to consummate the Merger without violation of any law, judgment, order or decree, and all authorizations or consents required to be obtained from any governmental authority to lawfully consummate the Merger shall have been obtained.

         9.3 Securities Law Compliance; Transferability of Securities. Either the Commissioner shall have issued the Permit, or other action shall have been taken so that Intuit may lawfully offer and issue the shares of Intuit Common Stock and Intuit Options to be issued in the Merger.

         9.4 Outstanding Securities; No Intuit Stockholder Vote. The shares of GALT Capital Stock outstanding immediately prior to the Effective Time shall consist only of (i) the shares of GALT Common Stock and GALT Series A Preferred Stock represented by GALT as being outstanding on the Agreement Date in Section
3.3 hereof, and (ii) any shares of GALT stock that GALT is permitted to issue under Section 5 hereof, provided that such stock consists only of GALT Common Stock or GALT Series A Preferred Stock. No GALT Derivative Securities (other than any shares of GALT Series A Preferred Stock referred to in the preceding sentence) shall be outstanding immediately prior to the Effective Time. The number of shares of Intuit Common Stock that Intuit must issue upon the conversion of outstanding shares of GALT Stock and converted GALT Options shall not exceed the number of shares of Intuit Common Stock that would require Intuit to seek the approval of the Merger by its stockholders under applicable law or the bylaws, rules or regulations of the Nasdaq Stock Market or any other stock exchange on which Intuit Common Stock is traded.

         9.5 Resignation of Directors. The directors of GALT in office immediately prior to the Effective Time of the Merger shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

         9.6 Opinion of GALT's Counsel. Intuit shall have received from Buchanan Ingersoll, counsel to GALT, an opinion substantially in the form of Exhibit 9.6.

         9.7 Requisite GALT Shareholder Approvals. The principal terms of this Agreement, the Agreement of Merger and the Merger shall have been approved and adopted by GALT's shareholders, as required by applicable law and GALT's Articles of Incorporation and Bylaws, and by GALT's Board of Directors and holders of the issued and outstanding shares of GALT capital stock representing at least ninety-three percent (93%) of the voting power of all issued and outstanding shares of GALT capital stock shall have duly and validly affirmatively voted to approve this Agreement, the Agreement of Merger and the Merger in accordance with all applicable laws.

         9.8 Limits on Dissenting Shares. The shares of GALT Stock with respect to which any GALT shareholders shall be eligible to exercise or perfect any statutory appraisal rights of dissenting shareholders shall not exceed that number (and class or series) of shares of GALT Stock that, but for the exercise of such statutory appraisal rights, would be entitled to receive seven percent (7%) or more of the total number of shares of Intuit Common Stock that would be issuable in the Merger upon the conversion of all shares of GALT Stock that are outstanding immediately prior to the Effective Time.

         9.9 No Violation of Agreements. No GALT Affiliate who has executed a GALT Affiliate Agreement with Intuit pursuant to Section 5.13 shall have, breached, attempted to cancel or void such GALT Affiliate Agreement or asserted that it is unenforceable and no Principal Shareholder who has executed a Non-Competition Agreement with Intuit shall have attempted to cancel or void such Non-Competition Agreement or asserted that it is unenforceable.

10.      TERMINATION OF AGREEMENT AND MERGER

         10.1 Termination.

              10.1.1 By Consent. This Agreement, the Agreement of Merger, the Merger and all transactions related thereto may be terminated at any time prior to the Effective Time by the mutual written consent of Intuit and GALT.

              10.1.2 Termination on Termination Date. Unless the Merger has occurred, or unless otherwise agreed in writing by the parties hereto, this Agreement, the Agreement of Merger, the Merger and all transactions related thereto will automatically terminate without the need for action on the part of any party hereto at Midnight Pacific Time on September 30, 1996 (such time and date being hereinafter referred to as the "TERMINATION DATE") if by that time all of the conditions precedent to the parties' obligation to effect the Merger set forth in Sections 8 and 9 hereof have not been satisfied or waived in writing by the appropriate party.

              10.1.3 Termination by Intuit for Certain GALT Breaches and Remedies Therefor. If: (i) GALT enters into an agreement or commitment with a third party providing for an Alternative Transaction; (ii) all of the conditions precedent to GALT's and Intuit's obligations to effect the Merger under Sections 8 and 9 hereof have been fulfilled (or waived in writing by the party whose obligation to close would otherwise be subject to such condition precedent) by the date on which the Closing is to be held pursuant to Section 7.1(a) hereof (the "SCHEDULED CLOSING DATE") and Intuit stands ready, willing and able to effect the Closing and the Merger, and GALT nevertheless refuses or fails to effect and consummate the Merger on the Scheduled Closing Date; (iii) Point Venture Partners, L.P., Point Venture Partners Pennsylvania, L.P., Donald H. Jones, Robert A. Frasca, D. Joel Maske, or David J. Stubenvoll fail to vote all their GALT shares in favor of this Agreement and the Merger at the GALT Shareholder Vote or otherwise or attempt to exercise statutory dissenting shareholders' appraisal rights; or (iv) the shareholders of GALT fail to approve this Agreement and the Merger by the percentage vote required in Section 9.7 hereof; then (a) Intuit may immediately terminate this Agreement, the Agreement of Merger, the Merger and all transactions related thereto by giving GALT written notice of such termination, (b) the entire principal amount of, and all accrued interest due under, all Intuit Loans made under the Intuit Loan Agreement shall accelerate and become immediately due and payable to Intuit in full; (c) all Intuit's obligations to loan funds to GALT under the Intuit Loan Agreement shall automatically and immediately terminate without the need for any further action on the part of either party thereto; and (d) the Services Agreement being entered into by GALT and Intuit concurrently herewith shall automatically and immediately terminate without the need for any further action on the party of either party thereto. Intuit's remedies under this Section 10.1.3 are not exclusive and shall not preclude it from recovering actual damages for its lost profits, transaction expenses and other quantifiable damages, as well as to enforce any other rights or remedies to which it may be entitled under applicable law.

              10.1.4 Termination for Breach by Intuit and Remedies Therefor. If all of the conditions precedent to GALT's and Intuit's obligations to effect the Merger under Sections 8 and 9 hereof have been fulfilled (or waived in writing by the party whose obligation to close would otherwise be subject to such condition precedent) and GALT stands ready, willing and able to effect the Closing and the Merger, and notwithstanding the fulfillment and/or waiver of all such conditions precedent and GALT's willingness and ability to effect the Closing and the Merger, Intuit refuses or fails to effect and consummate the Merger by the Termination Date, then on the Termination Date this Agreement, the Agreement of Merger, the Merger and all transactions related thereto shall automatically terminate without the need for any further action by any party hereto. Such failure or refusal by Intuit to consummate the Merger shall constitute a material breach of this Agreement. In the event of such breach, Intuit shall be liable to and shall pay to GALT the sum of Four Million Dollars ($4,000,000) in cash, which sum the parties agree shall constitute liquidated damages intended to reasonably and justly compensate GALT for the harm that it will suffer in the form of loss of goodwill with its customers, injury to its reputation and lost business opportunity, which damages the parties agree would be difficult to measure or prove. Such liquidated damages do not include and GALT's recovery of such damages shall not preclude it from recovering actual damages for its lost profits, transaction expenses and other quantifiable damages, as well as to enforce any other rights or remedies to which it may be entitled under applicable law. Intuit shall pay to GALT the foregoing liquidated damages upon ten (10) days' prior written notice from GALT. Notwithstanding the foregoing, Intuit shall not be obligated to pay GALT the Four Million Dollar ($4,000,000) liquidated damages payment referenced above, if, on the Termination Date, any amount of principal or accrued interest under any Intuit Loans made by Intuit to GALT under the Intuit Loan Agreement remain outstanding and unpaid for any reason and, within thirty (30) days after the Termination Date and prior to any payment of liquidated damages, GALT has not (i) repaid to Intuit in full all amounts of principal and accrued interest outstanding and unpaid under all Intuit Loans made by Intuit under the Loan Agreement and (ii) executed and delivered to Intuit a written agreement irrevocably releasing Intuit of all Intuit's further obligations under the Intuit Loan Agreement.

         10.2 No Liability; Survival of Certain Terms. Any termination of this Agreement in accordance with the provisions of this Section 10 (other than a termination of this Agreement pursuant to Section 10.1.3 or Section 10.1.4) will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations of the parties set forth in the Confidentiality Agreement, which provides for certain mutual nondisclosure agreements between GALT and Intuit (but only for the length of time expressly contemplated by the Confidentiality Agreement).

11.      SURVIVAL OF REPRESENTATIONS; REDUCTION OF MERGER CONSIDERATION

         11.1 Survival of Representations. All representations and warranties of GALT in Section 3 hereof, and all representations and warranties of Intuit in
Section 4 hereof, will survive execution of this Agreement and continue in effect until the Closing and the consummation of the Merger (except that the representations and warranties of Intuit in Section 4.7 hereof shall survive the Closing), although the timing of certain claims with respect to GALT's representations and warranties is limited by the final sentence of Section
11.2.1 hereof.

         11.2 Adjustment of Merger Consideration for Breach of GALT Representations and Warranties.

              11.2.1 Price Adjustment Claims. Subject to the terms and conditions of this Section 11, in the event that, at any time or from time to time prior to the Closing, Intuit asserts a claim that any representation or warranty made by GALT in Section 3 of this Agreement (as qualified by the GALT Disclosure Letter) was false, untrue, incorrect or inaccurate in any respect as of the Agreement Date (a "PRICE ADJUSTMENT CLAIM"), then Intuit may initiate an arbitration proceeding as provided herein for the purpose of seeking a reduction of the number of shares of Intuit Common Stock issuable by Intuit upon the conversion of GALT Stock in the Merger, and the number of Intuit Options to be issued upon the assumption of GALT Options as provided in Section 2.2 hereof. Intuit shall initiate a Price Adjustment Claim by giving GALT written notice of such Price Adjustment Claim as provided in Section 12.9 hereof (a "CLAIM NOTICE"). The Claim Notice shall identify the representations and warranties of GALT in Section 3 of this Agreement that Intuit asserts were false, untrue, incorrect or inaccurate in any respect as of the Agreement Date (the "CLAIM REPRESENTATIONS") and shall specify in reasonable detail the nature and basis of Intuit's Price Adjustment Claim. For purposes of this Agreement, a Price Adjustment Claim shall be deemed to have been made by Intuit on the date on which the Claim Notice for such Price Adjustment Claim is effectively given and served on GALT pursuant to Section 12.9 hereof. No Price Adjustment Claim may be made by Intuit later than ninety (90) days prior to the date that Intuit selects to be the Closing Date as set forth in the written notice of the Closing that Intuit is required to give under Section 7.1(a) hereof, or, if no such notice of Closing is given by Intuit by August 15, 1996, the default date of September 1, 1996.

              11.2.2 Arbitration of Price Adjustment Claims.

                     (a) Arbitration. If Intuit makes a Price Adjustment Claim, then the parties agree that the Price Adjustment Claim shall be submitted to, and shall be resolved by, final, mandatory and binding arbitration (the "ARBITRATION"). Subject to the provisions of this Section 11.2, the Arbitration of each Price Adjustment Claim shall be governed exclusively by Pennsylvania law and the arbitration shall take place according to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA RULES") and held in Pittsburgh, Pennsylvania, and shall be decided by a single arbitrator chosen according to such AAA Rules (the "ARBITRATOR"). If Intuit makes a Price Adjustment Claim, then it shall initiate the Arbitration by filing with the Pittsburgh, Pennsylvania office of the AAA an appropriate submission and request for arbitration pursuant to the AAA rules not later than three (3) days after giving the Claim Notice to GALT. Except as permitted by law, neither party may appeal or contest the decision and award (if any) of the Arbitrator (the "ARBITRATION AWARD") and the parties agree that they shall be finally bound by the Arbitration Award. Intuit shall pay and advance the fees of the Arbitrator and all applicable administrative costs and fees of the AAA charged by the AAA for such Arbitration, subject to any right that Intuit may be granted to recover such payment of fees and costs under the Arbitration Award.

                     (b) Timing and Procedures. The Arbitration hearing will commence thirty (30) days after Intuit gives the Claim Notice. The parties agree that the Arbitration hearing shall be concluded no later than thirty (30) days after it has commenced and that the Arbitration Award shall be announced and delivered in writing to the parties within ten (10) days after the Arbitration hearing has concluded. The Arbitrator shall agree to be bound and abide by the time requirements of this Section and no arbitrator shall be chosen who cannot comply with these time requirements. Neither party shall have any right to request a delay or postponement of the Arbitration hearing without the other party's written consent. Unless otherwise agreed by the parties, pre-hearing discovery shall be limited to the following: (i) production of all documents that will be introduced at the Arbitration hearing; (ii) production of written or recorded statements; (iii) production of documents relied on by experts in the Arbitration hearing; and (iv) not more than two (2) depositions per side. All pre-hearing discovery shall be concluded within twenty (20) days of Intuit's filing of its submission with the AAA. The parties agree that the provisions of this Section shall be strictly construed and enforced by the Arbitrator.

                     (c) Decisions of Arbitrator; Arbitration Award. In the Arbitration, the Arbitrator shall decide and determine only the following issues: (i) whether or not any of the Claim Representations that Intuit, in its Claim Notice, claims to have been false, untrue, incorrect or inaccurate in any respect as of the Agreement Date was in fact false, untrue, incorrect or inaccurate in any respect as of the Agreement Date; (ii) the amount of Damages (as defined below), if any, that Intuit has actually incurred as a result of the falsity, untruth, incorrectness or inaccuracy of any Claim Representation (the "ACTUAL DAMAGES"); (iii) the amount of Damages that Intuit will incur as a result of the falsity, untruth, incorrectness or inaccuracy of any Claim Representation if the Merger is consummated (the "FUTURE DAMAGES"); and (iv) who should bear (or the proportion that each side will bear) the costs of the Arbitration and each side's reasonable legal and other professional fees and expenses incurred in connection with the Arbitration, given the equities of the Price Adjustment Claim. The Arbitration Award shall clearly set forth in writing the Arbitrator's decision and determination as to each of the above issues and shall be issued and delivered to the parties within the ten (10) day time period set forth in Section 11.2.2(b) above. The Arbitrator shall have no authority to amend or modify the terms of this Agreement or to award punitive or exemplary damages and the Arbitration Award may be enforced by a judgment entered with any court of competent jurisdiction.

                     (d) Damages Defined. As used herein, the term "DAMAGES" means all judgments, arbitration or similar awards (other than the Arbitration Award), amounts paid in settlement, damages, losses, liabilities, penalties, fines, taxes, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs ) arising from any falsity, untruth, incorrectness or inaccuracy of any Claim Representation set forth in Intuit's Claim Notice.

                     (e) Intent of Expedited Procedure. The parties hereto acknowledge and agree that the procedures set forth herein for Arbitration of a Price Adjustment Claim are intended to expedite the rapid resolution of each Price Adjustment Claim. The parties desire to rigorously enforce the timing and other procedural provisions set forth in Section 11.2 to facilitate a rapid and final resolution of each Price Adjustment Claim and acknowledge that the parties shall be bound by each Arbitration Award of a Price Adjustment Claim, notwithstanding the fact that subsequently it may be determined that the amount of Damages or Future Damages determined by the Arbitration Award is incorrect in any amount, whether or not material. Further, the parties also agree to release and hold harmless the Arbitrator from any liability whatsoever relating to any Arbitration Award or the conduct of any Arbitration by such Arbitrator, other than any claim a party may have for willful misconduct on the part of such Arbitrator.

              11.2.3 Reduction in Merger Consideration. If any Arbitration Award rendered pursuant to the Arbitration of a Price Adjustment Claim finds that Intuit has actually incurred Actual Damages and/or will incur Future Damages, then the Merger Amount (as defined in Section 1.13 hereof) shall, subject to the following provisions of this Section 11.2.3, be adjusted by being reduced, dollar-for-dollar, by the sum of the Actual Damages and Future Damages, determined by such Arbitration Award and the resulting adjusted Merger Amount shall be used to calculate the Unadjusted Conversion Number and hence the Series A Preference Conversion Number, the Participation Conversion Number and the Preferred Participation Conversion Number for all purposes of determining the conversion of GALT Stock pursuant to Section 2.1.3 and the assumption and conversion of GALT Options pursuant to Section 2.2 hereof. The determination of Actual Damages and/or Future Damages in any Arbitration Award shall be conclusive and binding on the parties. Notwithstanding the foregoing, there shall be no adjustment to the Merger Amount by virtue of an Arbitration Award unless and until the aggregate cumulative sum of all Actual Damages plus all Future Damages determined by such Arbitration Award and any prior Arbitration Awards exceeds a cumulative total of One Hundred Thousand Dollars ($100,000), in which event the Merger Amount shall be adjusted by being reduced, dollar-for-dollar, by the full cumulative aggregate amount of all Actual Damages plus all Future Damages determined by all Arbitration Awards.

              11.2.4 Exclusive Remedy for Breach of Representations. The reduction in the number of shares of Intuit Common Stock and Intuit Options issuable in the Merger effected pursuant to Section 11.2.3 as a result of Price Adjustment Claims made by Intuit under this Section 11.2 shall be Intuit's sole and exclusive remedy for any breach of GALT's representations and warranties under Section 3 of this Agreement.

         11.3 Further Merger Amount Adjustment.

              (a) In the event that at the Closing Date the product obtained by multiplying (i) the aggregate number of shares of Intuit Common Stock to be issued in the Merger pursuant to the provisions of Section 2.1.3 hereof, computed without regard to this Section 11.3 (such aggregate number of shares of Intuit Common Stock being hereinafter referred to as the "BASE NUMBER OF MERGER SHARES") by (ii) the average of the closing prices of Intuit Common Stock as quoted on the Nasdaq National Market System and reported in The Wall Street Journal for the ten (10) trading days ending three (3) business days prior to the Closing Date (the "INTUIT AVERAGE CLOSING PRICE") would be less than Eight Million Dollars ($8,000,000) (the "BASE AMOUNT") then:

                  (i) the number of shares of Intuit Common Stock to be issued upon the conversion of all shares of GALT Stock that are outstanding immediately prior to the Effective Time pursuant to Section 2.1.3 shall be increased to that number of shares of Intuit Common Stock (the "ADJUSTED MERGER SHARES") that, when multiplied by the Intuit Average Closing Price equals the Base Amount; and

                  (ii) the Series A Preference Conversion Number, the Participation Conversion Number and the Preferred Participation Conversion Number shall each be increased to the respective numbers that would result in the issuance of a number of shares of Intuit Common Stock equal to the Adjusted Merger Shares (and not more) pursuant to the conversion of GALT Stock under
Section 2.1.3, with such increase to be effected so as to maintain the same relative ratios of the Series A Preference Conversion Number, the Participation Conversion Number and the Preferred Participation Conversion Number as existed prior to the adjustment called for by this Section, and the resulting increased Participation Conversion Number shall be used to compute the conversion of GALT Options into Intuit Options pursuant to Section 2.2 hereof; and

                  (iii) notwithstanding anything herein to the contrary, in the event that the Merger Amount has at any time been reduced pursuant to the provisions of Section 11.2 hereof, then, notwithstanding the foregoing, the Base Amount for all purposes of this Section shall not be Eight Million Dollars ($8,000,000), but instead shall be reduced to that amount obtained by multiplying Eight Million Dollars ($8,000,000) by a fraction whose numerator is the Merger Amount in effect on the Closing Date and whose denominator is Nine Million Dollars ($9,000,000);

provided, however, that notwithstanding anything to the contrary in this Section 11.3, in no event shall the aggregate total number of shares of Intuit Common Stock issued upon the conversion of the outstanding shares of GALT Stock in the Merger pursuant to Section 2.1.3 hereof exceed that number of shares of Intuit Common Stock that is obtained by multiplying (a) 2.5 by (b) the Base Number of Merger Shares.

12.      MISCELLANEOUS

         12.1 Governing Law; Venue. The laws of the Commonwealth of Pennsylvania (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties agree that any controversy or claim arising out of or relating to this Agreement, with the exception of any Price Adjustment Claim described in Section 11.2, shall be litigated in the United States District Court for the Western District of Pennsylvania sitting in Pittsburgh, Pennsylvania.

         12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event that a third party should acquire ownership of Intuit, whether by merger or otherwise, such third party shall be obligated to cause Intuit to comply with its obligations and to perform its duties under this Agreement, subject to the terms and conditions hereof. In the event that Intuit enters into a definitive agreement pursuant to which Intuit is to be acquired by a third party ("BUYER"), then, if in Intuit's sole and absolute judgment and discretion, the acquisition of Intuit by Buyer will not in any manner be adversely affected, delayed or subject to potentially adverse tax or accounting treatment by acceleration of the Closing of the Merger, then Intuit will, subject to any agreement between Intuit and Buyer to the contrary, Intuit will use good faith reasonable efforts to accelerate the date of the Closing.

         12.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both parties reflected hereon as signatories.

         12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of GALT, but, after such approval, no amendment shall be made which by applicable law requires the further approval of the shareholders of GALT without obtaining such further approval.

         12.7 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against either party. A reference to a Section or an exhibit shall mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

         12.8 Attorneys' Fees. Except as provided in Section 11.2, should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, its reasonable attorneys' fees, and other costs and expenses incurred in such suit to be fixed by the judge (including without limitation, costs, expenses and fees on any appeal) regardless of whether the trial is before a jury or a judge alone. The prevailing party shall be entitled to recover its attorneys' fees, other reasonable costs and expenses of such suit, regardless of whether such suit proceeds to final judgment. The presiding judge or the motions judge, if there is no presiding judge, shall finally decide the amount of attorneys' fees, costs and expenses that may be recovered by a prevailing party under this Section and the identity of the prevailing party.

         12.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be deemed to have been given and served effective upon receipt if hand delivered or sent by telecopier, three (3) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

              (i)  If to Intuit:

                   Intuit Inc.
                   155 Linfield Avenue
                   Menlo Park, CA 94025
                   Attention:  General Counsel

              with a copy to:

                    Fenwick & West
                    Two Palo Alto Square, Suite 800
                    Palo Alto, CA  94306
                    Attention:  Kenneth A. Linhares, Esq.

              (ii)  If to GALT:

                    GALT Technologies, Inc.
                    5001 Baum Boulevard, Suite 750
                    Pittsburgh, PA  15213
                    Attention:  President
               with a copy to:

                    Buchanan Ingersoll
                    One Oxford Centre
                    301 Grant Street, 20th Floor
                    Pittsburgh, PA 15219-1410
                    Attention:  Carl Cohen, Esq.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

         12.10 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

         12.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the




                     [REST OF PAGE INTENTIONALLY LEFT BLANK]
         transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.12 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement; provided, however, that after the Effective Time, any holders of GALT options who are entitled to have the shares of Intuit Common Stock that are issuable upon exercise of their Intuit Options issued in the Merger registered on Form S-8 under the 1933 Act under Section 2.2(b) hereof shall be third party beneficiaries of Section 2.2(b) hereof solely for the purpose of obtaining such Form S-8 Registration of such shares.

         12.13 Public Announcement. Until Intuit has made a public press release announcing its entry into this Agreement, GALT shall not disclose the fact of the entry into and execution of this Agreement by the parties without Intuit's prior written consent. Intuit may, at such time or times as its may deem appropriate, issue such press releases, and make such other disclosures regarding the parties entry into and execution of this Agreement, the Merger and other subject matter of this Agreement, as Intuit determines are necessary or appropriate, or required under applicable laws, rules or regulations.

         12.14 Entire Agreement. This Agreement and the exhibits and schedules hereto and the GALT Disclosure Letter and the Intuit Disclosure Letter constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"INTUIT"                                   "GALT"

INTUIT INC.                                GALT TECHNOLOGIES, INC.


By:   /s/ WILLIAM H. HARRIS, JR.           By:    /s/ ROBERT O. FRASCA
     ----------------------------               --------------------------------

Its:  Executive Vice President             Its: President
     ----------------------------


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                LIST OF EXHIBITS


Exhibit A          Agreement of Merger

Exhibit B          Example of Merger Conversion Formulas

Exhibit 1.15       GALT Revenue Projection Schedule

Exhibit 2.6        Articles of Incorporation of Surviving Corporation

Exhibit 3.3.1      List of GALT Shareholders

Exhibit 3.3.2      List of GALT Option Holders

Exhibit 3.8        GALT Financial Statements

Exhibit 3.11       Contracts of GALT

Exhibit 3.11A      Contracts Requiring Third Party Consents

Exhibit 3.13       GALT IP Rights

Exhibit 3.16.1     List of GALT Employees, Officers and Consultants

Exhibit 3.16.3     GALT Employee Plans

Exhibit 3.16.6     GALT Benefit Arrangements

Exhibit 5.6        Pooling Compliance Actions

Exhibit 5.1.13     GALT Affiliate Agreement

Exhibit 8.5        Opinion of Intuit's Counsel

Exhibit 9.6        Opinion of GALT's Counsel



               The exhibits listed above will be furnished to the Commission upon request.

                       STIPULATION AND AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Stipulation and Amendment No. 1 to Agreement and Plan of Reorganization (this "STIPULATION AND AMENDMENT") is made and entered into effective as of November 3, 1995 by and between Intuit Inc., a Delaware corporation ("INTUIT") and GALT Technologies, Inc., a Pennsylvania corporation ("GALT").

                                    RECITALS

         A. Intuit and GALT have previously entered into a certain Agreement and Plan of Reorganization dated as of October 24, 1995 (the "REORGANIZATION AGREEMENT"), providing for the merger (the "MERGER") of a subsidiary of Intuit with and into GALT (or, at Intuit's election, the merger of GALT with and into a subsidiary of Intuit). Capitalized terms used but not defined herein shall have the same meanings given to them in the Reorganization Agreement.

         B. On November 3, 1995 GALT entered into a Mutual Release (the "RELEASE AGREEMENT") with Adams Capital Management, Inc. ("ADAMS") and the P/A Fund, L.P. ("P/A FUND"), pursuant to which GALT has paid $70,000 to Adams and the P/A Fund in order to settle and obtain releases from Adams and the P/A Fund of certain claims. A total of $50,000 of such payment was not anticipated by or known to Intuit at the time the Reorganization Agreement was entered into. The parties desire to enter into this Stipulation and Amendment to stipulate and memorialize their agreement that such $50,000 payment constitutes Actual Damages incurred by Intuit within the meaning of Section 11.2.2(c) of the Reorganization Agreement, and to waive any requirement under the Agreement that such matter be resolved through arbitration.

         NOW THEREFORE, Intuit and GALT hereby stipulate and agree as follows:

         1. STIPULATION, AGREEMENT, WAIVER. Intuit and GALT each hereby acknowledge, agree and stipulate that:

            (a) for purposes of Section 11.2 of the Reorganization Agreement, Intuit has actually incurred Actual Damages of $50,000 by virtue of GALT's payment of $50,000 of the total amount paid to Adams and P/A Fund under the Release Agreement;

            (b) the arbitration provisions of Section 11 of the Agreement are hereby waived with respect to (and solely with respect to) the determination that Intuit has actually incurred Actual Damages of $50,000 as provided in paragraph (a) of this Section; and

            (c) Intuit is not limited by this stipulation from making a Price Adjustment Claim for any other Actual Damages and/or Future Damages arising from or related to the Release Agreement, the subject matter of the claims released thereby, any breach or violation of the Release Agreement or any assertion or attempt by any party to the Release Agreement to assert its invalidity or unenforceability.

         2. AMENDMENT. Section 11.2.1 of the Reorganization Agreement is hereby amended by inserting the following sentences after the last sentence of Section 11.2.1.:

                 "Notwithstanding the foregoing, Intuit and GALT may agree by written stipulation and without the need to resort to the Arbitration of a Price Adjustment Claim, that Intuit has incurred Actual Damages and/or Future Damages (as defined below). Any such stipulated damages will be treated, for purposes of this Section 11.2, as if they were determined by an Arbitration Award rendered pursuant to the Arbitration of a Price Adjustment Claim."

         3. EXECUTION IN COUNTERPARTS. This Stipulation and Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned execute this Stipulation and Amendment effective as of the date first written above.


INTUIT INC.                                GALT TECHNOLOGIES, INC.


By:   /s/ WILLIAM H. HARRIS, JR.           By:    /s/ ROBERT O. FRASCA
     ----------------------------               --------------------------------

Its:  Executive Vice President             Its: President
     ----------------------------

                                 AMENDMENT NO. 2
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         This Amendment No. 2 to Agreement and Plan of Reorganization (this "AMENDMENT") is made and entered into effective as of January 7, 1996 by and between Intuit Inc., a Delaware corporation ("INTUIT") and GALT Technologies, Inc., a Pennsylvania corporation ("GALT").

                                    RECITALS

         A. Intuit and GALT have previously entered into a certain Agreement and Plan of Reorganization dated as of October 24, 1995, as amended by a Stipulation and Amendment No. 1 to Agreement and Plan of Reorganization dated as of November 3, 1995 (the "REORGANIZATION AGREEMENT"), providing for the merger (the "MERGER") of a subsidiary of Intuit with and into GALT (or, at Intuit's election, the merger of GALT with and into a subsidiary of Intuit). The capitalized terms used but not defined herein shall have the same meanings given to them in the Reorganization Agreement.

         B. Intuit and GALT now desire to further amend the Reorganization Agreement in certain respects.

         NOW THEREFORE, Intuit and GALT hereby agree as follows:

         1. AMENDMENT OF SECTION 5.1.4(H). Section 5.1.4(h) of the Reorganization Agreement is hereby amended to read in its entirety as follows:

            "(h) issue or sell any shares of its capital stock of any class, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue any shares of capital stock or other securities of GALT, except that: (i) GALT may issue up to 650,000 shares of GALT Common Stock upon the exercise of GALT Options that are either (A) included among the options to purchase up to 139,135 shares of GALT Common Stock that are disclosed in Section 3.3 as being outstanding on the Agreement Date or (B) permitted to be granted by GALT under the provisions of the following clause (ii); and (ii) GALT may grant to GALT employees GALT Options to purchase not more than an aggregate total of 510,865 shares of GALT Common Stock, as now constituted, pursuant to the GALT Stock Option Plan ("POST-SIGNING GALT OPTION GRANTS"), provided such Post-Signing GALT Option grants (1) are made in the ordinary course of GALT's business at levels and for purposes consistent with GALT's past practices and with the consent of Intuit, which consent shall not be unreasonably withheld, provided that GALT's and Intuit's respective accountants do not believe that such Post-Signing GALT Option grants are inconsistent with the ability to have the Merger accounted for as a "pooling of interests" transaction, and (2) have an exercise price equal to the fair market value of GALT Common Stock on the date of grant, determined after taking into consideration the existence of this Agreement;"

         2. AMENDMENT OF SECTION 6.3. Section 6.3 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

            "6.3 Post-Merger Grant of Options. If the Merger is consummated as contemplated by this Agreement, then as soon as reasonably practicable following the closing and consummation of the Merger, and subject to the customary approval of the Compensation Committee of Intuit's Board of Directors or its delegate(s), Intuit shall grant to those persons who are GALT employees at the date of the Closing of the Merger and who continue as GALT employees thereafter ("ELIGIBLE GALT Employees"), options to purchase shares of Intuit Common Stock in amounts determined by Intuit in its sole discretion but at least in amounts equal to 75% of the range of Intuit stock option grant levels that Intuit applied to make Intuit stock option grants to new Intuit employees of similar responsibility and status in the fall of 1995, determined without regard to the number of Intuit Options issued to such Eligible GALT Employees in the Merger; provided, however, that notwithstanding the foregoing, the number of shares of Intuit Common Stock to be subject to any stock option granted to an Eligible GALT Employee pursuant to Section 6.3 shall be directly reduced, on a share for share basis, by the sum of (i) the number of shares of Intuit Common Stock that, immediately after the Closing of the Merger, are subject to any Intuit Option that is issued to such Eligible GALT Employee in the Merger upon the conversion and assumption (pursuant to Section 2.2) of any GALT Option granted to such Eligible GALT Employee on or after October 24, 1995 ("POST-SIGNING GALT OPTIONS") plus (ii) the number of shares of Intuit Common Stock that are issued to such Eligible GALT Employee in the Merger upon the conversion (pursuant to Section 2.1) of any shares of GALT Common Stock that such Eligible GALT Employee acquired by exercising a Post-Signing GALT Option. The options to be granted by Intuit pursuant to this Section shall be granted at an exercise price equal to the then-current fair market value of Intuit common stock on the date of option grant as determined by Intuit consistent with Intuit's past practice, with the right to exercise such options to vest over a four-year period beginning on the first date of the optionee's employment with the Surviving Corporation or Intuit after the Effective Time in accordance with the vesting formulas then generally afforded to options granted to new Intuit employees."

         3. EFFECT OF AMENDMENT. The Reorganization Agreement, as amended hereby, shall remain in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Reorganization Agreement, this Amendment shall supersede and govern.

         4. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

INTUIT INC.                                GALT TECHNOLOGIES, INC.


By:   /s/ WILLIAM H. HARRIS, JR.           By:    /s/ ROBERT O. FRASCA
     ----------------------------               --------------------------------

Its:  Executive Vice President             Its: President
     ----------------------------

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (this "AGREEMENT") is made and entered into as of September 3, 1996 (the "AGREEMENT DATE") by and between Intuit Merger Sub, Inc., a Delaware corporation ("SUB") that is a wholly-owned subsidiary of Intuit Inc., a Delaware corporation ("INTUIT"), and GALT Technologies, Inc., a Pennsylvania corporation ("GALT").

                                    RECITALS

         A. Intuit and GALT have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1995 (the "PLAN"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, in accordance with the Pennsylvania Business Corporation Law (the "PENNSYLVANIA LAW") and the Delaware General Corporation Law (the "DELAWARE LAW").

         B. The Boards of Directors of Intuit, Sub and GALT have determined it to be advisable and in the respective interests of Intuit, Sub and GALT and their stockholders that Sub be merged with and into GALT through a statutory merger of Sub into GALT, in which GALT will be the surviving corporation of such merger.

         C. The Plan, this Agreement and the Merger (as defined below) have been approved by Intuit, in its own right and in its capacity as the sole stockholder of Sub and by the stockholders of GALT in accordance with Pennsylvania and Delaware law.

         NOW, THEREFORE, Sub and GALT hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 The "MERGER" means the merger of Sub with and into GALT contemplated by this Agreement.

         1.2 "EFFECTIVE TIME" means the time and date on which this Agreement (or, under Delaware law, a Certificate of Merger conforming to the requirements of Section 252 of the Delaware Law) and any required officers' certificates are filed with the offices of the Delaware Secretary of State and the Pennsylvania Department of State and the Merger becomes effective under Delaware and Pennsylvania law.

         1.3 "INTUIT COMMON STOCK" means the Common Stock, $0.01 par value, of Intuit.

         1.4 "INTUIT PRICE PER SHARE" means $47.275, which is the average of the closing prices of Intuit Common Stock as quoted on the Nasdaq National Market System and reported in The Wall Street Journal for the ten (10) trading days ending on (and inclusive of) October 18, 1995.

         1.5  "GALT COMMON STOCK" means the Common Stock, $0.01 par value, of
GALT.

         1.6 "GALT SERIES A PREFERRED STOCK" means the Series A Participating Preferred Stock, $0.01 par value, of GALT.

         1.7 "GALT STOCK" means GALT Common Stock and GALT Series A Preferred Stock, collectively.

         1.8 "GALT OPTIONS" means options to purchase GALT Common Stock from GALT granted by GALT to GALT employees under GALT's 1995 Stock Option Plan (the "GALT OPTION PLAN").

         1.9 "GALT DERIVATIVE SECURITIES" means, collectively, (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of GALT ("GALT WARRANTS"); (b) any note, evidence of indebtedness, stock or other security that is convertible into or exchangeable for any shares of the capital stock of GALT or any GALT Warrant ("GALT CONVERTIBLE SECURITY"); and (c) any, warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any GALT Convertible Security or any GALT Warrant; provided, however, that the term "GALT Derivative Securities" does not include any GALT Options.

         1.10 "FULLY DILUTED GALT SHARES" means that number of shares of GALT Common Stock that is equal to the sum of: (a) the total number of shares of GALT Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the total number of shares of GALT Common Stock, if any, that are directly or indirectly ultimately issuable by GALT upon the exercise, conversion or exchange of all GALT Derivative Securities (including but not limited to shares of GALT Series A Preferred Stock) that are issued and outstanding immediately prior to the Effective Time (but excluding the shares of GALT Common Stock, if any, that are ultimately issuable upon the exercise of all GALT Options that are issued and outstanding immediately prior to the Effective
Time).

         1.11 "GALT DISSENTING SHARES" means any shares of GALT Stock that are held by a GALT shareholder as to which dissenter's rights to require the payment of the fair value of such shares as provided in Chapter 15 of the Pennsylvania Business Corporation Law have been duly and properly exercised and perfected.

         1.12 "GALT SERIES A PREFERENCE AMOUNT" means the sum of $334,459.77.

         1.13 "UNADJUSTED CONVERSION NUMBER" means the number equal to the fraction (a) whose numerator is the quotient obtained by dividing the Merger Amount (as defined below) by the number of shares of GALT Common Stock equal to the Fully Diluted GALT Shares, and (b) whose denominator is the Intuit Price Per Share. As used herein, the "MERGER AMOUNT" shall initially mean the sum of Nine Million Dollars ($9,000,000), provided that the Merger Amount shall be subject to adjustment from time to time as provided in Sections 11.2 and 11.3 of the Plan, and upon each such adjustment, the adjusted Merger Amount shall become the Merger Amount.

         1.14 "GALT NON-INTUIT-RELATED REVENUE" means the aggregate amount of revenue recognized by GALT on the accrual method of accounting during the time period commencing on January 1, 1996 and ending on August 31, 1996 (such time period being hereinafter referred to as the "MEASURE PERIOD"), as determined in accordance with generally accepted accounting principles consistently applied, minus all Intuit-Related Revenue, as defined below. As used herein, the term "INTUIT-RELATED REVENUE" means all revenue recognized by GALT on the accrual method of accounting during the Measure Period that is derived in any manner from the Services Agreement dated of even date herewith to be entered into by and between Intuit and GALT concurrently with their execution of this Agreement, as determined in accordance with generally accepted accounting principles consistently applied.

         1.15 "ADJUSTMENT FACTOR" means the quotient obtained by dividing the GALT Non-Intuit-Related Revenue by the cumulative sum of the GALT Non-Intuit-Related Revenue projected to be recognized by GALT during the Measure Period as indicated in the GALT Revenue Projection Schedule attached to the Plan as Exhibit 1.15; provided however, that the Adjustment Factor may not be less than one (1.00) or greater than one and eleven-hundredths (1.11) and accordingly, notwithstanding the foregoing, if the Adjustment Factor as calculated above would be a number less than one (1.00), then the Adjustment Factor shall be one (1.00) and if the Adjustment Factor as calculated above would be a number greater than one and eleven-hundredths (1.11), then the Adjustment Factor shall be one and eleven-hundredths (1.11). The parties acknowledge and agree that the Adjustment Factor has been determined to be one (1.00).

         1.16 "ADJUSTED CONVERSION NUMBER" means the product obtained by multiplying the Unadjusted Conversion Number by the Adjustment Factor.

         1.17 "INTUIT MERGER SHARES" means the number of shares of Intuit Common Stock, as presently constituted, equal to the product obtained by multiplying the Adjusted Conversion Number by the number of shares of GALT Common Stock equal to the Fully Diluted GALT Shares.

         1.18 "INTUIT PREFERENCE SHARES" means that number of the Intuit Merger Shares that is equal to the number obtained by dividing the GALT Series A Preference Amount by the Intuit Price Per Share.

         1.19 "INTUIT PARTICIPATION SHARES" means that number of the Intuit Merger Shares remaining after the Intuit Preference Shares have been subtracted from the Intuit Merger Shares.

         1.20 "SERIES A PREFERENCE CONVERSION NUMBER" means that number obtained by dividing the Intuit Preference Shares by the total number of shares of GALT Series A Preferred Stock that are issued and outstanding immediately prior to the Effective Time.

         1.21 "PARTICIPATION CONVERSION NUMBER" means that number obtained by dividing the number of Intuit Participation Shares by the number of Fully Diluted GALT Shares.

         1.22 "PREFERRED PARTICIPATION CONVERSION NUMBER" means that number obtained by multiplying the Participation Conversion Number by the number of shares of GALT Common

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
Stock into which each share of GALT Series A Preferred Stock is convertible under GALT's Articles of Incorporation immediately prior to the Effective Time.

         Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

2.       THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into GALT pursuant to this Agreement in accordance with applicable provisions of the laws of the State of Delaware and the Commonwealth of Pennsylvania, as follows:

             2.1.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without the need for any action on the part of any holder of any shares of stock described below, and subject to the provisions of Section 2.9 hereof:

                   (a) Cancellation of GALT Treasury Stock. Each share of GALT Stock (if any) held by GALT as treasury stock immediately prior to the Effective Time shall be canceled and no payment or other consideration whatsoever shall be made or paid with respect thereto.

                   (b) Conversion of Sub Stock. Each share of the Common Stock of Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of GALT Common Stock which shall be issued and outstanding immediately after the Effective Time, and the shares of GALT Common Stock into which the shares of Sub are so converted shall be the only shares of GALT Stock that are issued and outstanding immediately after the Effective Time.

             2.1.2. Conversion of GALT Stock. Each share of GALT Common Stock and each share of GALT Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any GALT Dissenting Shares as provided in Section 2.4) shall be converted into shares of Intuit Common Stock as follows, subject to the provisions of Section 2.5 regarding the elimination of fractional shares:

                   (a) GALT Series A Preferred Stock. Each share of GALT Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Intuit Common Stock equal to the sum of the Series A Preference Conversion Number plus the Preferred Participation Conversion Number; and

                   (b) GALT Common Stock. Each share of GALT Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Intuit Common Stock equal to the Participation Conversion Number.

         2.2 Assumption and Conversion of GALT Options. Subject to the provisions of Section 2.9 hereof, each GALT Option that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and at the Effective Time and without the need for any

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
further action on the part of any holder thereof, be assumed by Intuit and converted into an option (an "INTUIT OPTION") to purchase that number of shares of Intuit Common Stock determined by multiplying the number of shares of GALT Common Stock subject to such GALT Option immediately prior to the Effective Time by the Participation Conversion Number, at an exercise price per share of Intuit Common Stock equal to the exercise price per share of GALT Common Stock that was in effect for such GALT Option immediately prior to the Effective Time divided by the Participation Conversion Number; provided, however, that if the foregoing calculation would result in an assumed and converted GALT Option being converted into an Intuit Option that, after aggregating all the shares of Intuit Common Stock issuable upon the exercise of such Intuit Option, would be exercisable for a fraction of a share of Intuit Common Stock, then the number of shares of Intuit Common Stock subject to such Intuit Option shall be rounded down to the nearest whole number of shares of Intuit Common Stock. The terms, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Code, if applicable, and all other terms and conditions of GALT Options (including but not limited to the terms and conditions applicable to such options by virtue of the GALT Option Plan) shall, to the extent permitted by law and otherwise reasonably practicable, be unchanged. Continuous employment with GALT shall be credited to the optionee for purposes of determining the vesting of the number of shares of Intuit Common Stock subject to exercise under the converted GALT Option after the Effective Time.

             2.3 Adjustments for Capital Changes. If after the date of this Agreement and prior to the Effective Time, Intuit or GALT recapitalizes, either through a split-up or subdivision of its outstanding shares into a greater number of shares, or through a reverse split or combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up, subdivision, reverse split or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares (a "CAPITAL CHANGE"), then the number of shares of Intuit Common Stock into which the shares of GALT Stock are to be converted in the Merger, and the number of shares of Intuit Common Stock to be issued upon exercise of the Intuit Options issued upon the conversion of GALT Options in the Merger, shall be adjusted appropriately (as agreed to by Intuit and GALT if it involves something other than a mathematical adjustment) so as to maintain the proportional interests of the holders of GALT Stock (and, indirectly, the GALT Options) in the outstanding Intuit Common Stock; provided, however, that the provisions of this Section shall not apply to any merger or other acquisition of GALT or any other transaction not permitted to be undertaken by GALT under the provisions of this Agreement. In the event that a Capital Change affecting Intuit Common Stock occurs after the date of this Agreement and prior to the Effective Time, then the Intuit Price Per Share shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

             2.4 GALT Dissenting Shares. Holders of GALT Dissenting Shares (if any) shall be entitled to their rights under Subchapter D (Sections 1571 et seq.) and Section 1930 of the Pennsylvania Business Corporation Law with respect to such shares and such GALT Dissenting Shares shall not be converted into shares of Intuit Common Stock in the Merger. GALT Stock as to which dissenting shareholders' rights of appraisal under the Pennsylvania Business

Corporation Law have not been properly perfected shall, when such dissenting shareholders' rights can no longer be exercised, be converted into Intuit Common Stock as provided in Section 2.1.2.

         2.5 Fractional Shares. No fractional shares of Intuit Common Stock shall be issued in connection with the Merger. In lieu thereof, each holder of GALT Stock who would otherwise be entitled to receive a fraction of a share of Intuit Common Stock, after aggregating all shares of Intuit Common Stock to be received by such holder, shall instead receive from Intuit, within twenty (20) business days after the Effective Time, an amount of cash equal to the Intuit Price Per Share (as adjusted to reflect any Capital Change of Intuit) multiplied by the fraction of a share of Intuit Common Stock to which such holder would otherwise be entitled.

         2.6 Effects of the Merger. At and upon the Effective Time: (a) the separate existence of Sub shall cease and Sub shall be merged with and into GALT, and GALT shall be the surviving corporation of the Merger (the "SURVIVING CORPORATION") pursuant to the terms of this Agreement; (b) the Articles of Incorporation of GALT shall be amended to read as set forth in Attachment A hereto and shall be the Articles of Incorporation of the Surviving Corporation;
(c) the Bylaws of GALT shall continue unchanged and shall be the Bylaws of the Surviving Corporation; (d) each share of GALT Stock outstanding immediately prior to the Effective Time and each GALT Option outstanding immediately prior to the Effective Time shall be converted as provided in this Section 2; (e) the persons who are the officers and directors of Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation immediately after the Effective Time; and (f) the Merger shall, from and after the Effective Time, have all of the effects provided by applicable law.

         2.7 Tax Free Reorganization. It is intended that the Plan and the Merger be a tax-free plan of reorganization in accordance with the provisions of
Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code.

         2.8 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

         2.9 Section 11 Adjustments. Notwithstanding the foregoing provisions of this Section 2, the number of shares of Intuit Common Stock issuable to holders of GALT Stock in the Merger, and number of Intuit Options issuable to holders of GALT Options in the Merger, is subject to adjustment and increase as provided in
Section 11 of the Plan.

3.       CLOSING MATTERS

         3.1 Exchange of Certificates.

             3.1.1 At or before the Effective Time, each holder of shares of GALT capital stock shall surrender to Intuit for cancellation the certificate(s) for such shares (each a "GALT CERTIFICATE"), duly endorsed to Intuit or accompanied by duly executed stock powers and assignments separate from certificate transferring title to such shares to Intuit. Promptly after the Effective Time, and against receipt of such GALT Certificates, Intuit shall issue to each tendering holder of a GALT Certificate a certificate for the number of shares of Intuit Common

Stock to which such holder is entitled pursuant to Section 2 hereof. All Intuit Common Stock delivered upon the surrender of GALT Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such GALT Stock.

             3.1.2 No dividends or distributions payable to holders of record of Intuit Common Stock after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the holder of any unsurrendered GALT Certificate until the holder of the GALT Certificate(s) surrenders such GALT Certificate to Intuit as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any GALT Certificate, there shall be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Intuit Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

             3.1.3 After the Effective Time there shall be no further registration of transfers on the stock transfer books of GALT or its transfer agent of the GALT Stock that was outstanding prior to the Effective Time. If, after the Effective Time, GALT Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 3.1.

             3.1.4 Until GALT Certificates representing GALT Stock outstanding prior to the Effective Time are surrendered pursuant to Section 3.1.1 above, such GALT Certificates shall be deemed, for all purposes, to evidence ownership of the number of shares of Intuit Stock into which the GALT Stock shall have been converted pursuant to Section 2.

         3.2 Converted GALT Options. Upon the Effective Time, all original GALT stock option grant agreements representing GALT Options that were outstanding immediately prior to the Effective Time ("GALT OPTION GRANTS") shall represent the Intuit Options into which such GALT Options were converted in the Merger and may be presented to Intuit for exercise of such Intuit Options. Intuit, in its sole discretion, may elect to replace such GALT Option Grants with new Intuit Option Grant documents that do not change the terms on which the GALT Options are to be converted into Intuit Options under Section 2.2 hereof.

4.       TERMINATION AND AMENDMENT

         4.1 Agreement Subject to Termination by Written Mutual Consent. This Agreement, the Merger and all transactions related thereto may be terminated at any time prior to the Effective Time by the mutual written consent of Intuit and GALT.

         4.2 Agreement Subject to Termination Upon Termination of Plan. This Agreement will terminate immediately in the event that the Plan is terminated in accordance with its terms.

         4.3 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 4.1 or Section 4.2 above, this Agreement will immediately become void and there will be no liability on the part of either Sub or GALT or their respective officers and directors on account of such termination, except as otherwise provided in the Plan.

         4.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval by the shareholders of GALT, but, after such approval, no amendment will be made which by applicable law requires the further approval of GALT's shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Sub and GALT.

5.       MISCELLANEOUS

         5.1 Plan. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

         5.2 Governing Law; Venue. The laws of the Commonwealth of Pennsylvania (irrespective of choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         5.3 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

         5.5 Agent for Service of Process. GALT hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Sub, as well as for enforcement of any obligations of GALT arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and GALT hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and a copy of such process shall be mailed by the Secretary of State to GALT at 5001 Baum Boulevard, Suite 750, Pittsburgh, PA 15213.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"SUB"                                        "GALT"

INTUIT MERGER SUB, INC.                      GALT TECHNOLOGIES, INC.


By:   /s/ JAMES J. HEEGER                    By:    /s/ ROBERT O. FRASCA
    -----------------------------                 ------------------------------
    James J. Heeger, President                    Robert O. Frasca, President


By:   /s/ JAMES J. HEEGER                    By:    /s/ D. JOEL MASKE
    -----------------------------                 ------------------------------
    James J. Heeger, Secretary                    D. Joel Maske, Secretary


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